UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Basic Energy Services, Inc.

(Name of the Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

i

Basic Energy Services, Inc.
801 Cherry Street, Suite 2100
Fort Worth, Texas 76102

NOTICE OF THE 2018
ANNUAL MEETING OF STOCKHOLDERS

The 2018 Annual Meeting of Stockholders of Basic Energy Services, Inc. will be held on Monday, May 21, 2018, at 10:00 a.m. local time, at the Fort Worth Club, located at 306 W 7th Street, Fort Worth, Texas 76102, for the following purposes:

1.	To elect two Class II directors to serve a three-year term;

2.	To approve, on a non-binding advisory basis, our named executive officer compensation;

3.	To ratify the appointment of KPMG LLP as our independent auditor for fiscal year 2018; and

4.	To transact such other business as may properly come before the meeting, or any adjournment of it.
Stockholders of record at the close of business on March 22, 2018 are entitled to vote at the meeting or any adjournment. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at our offices at 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102 during the ten days prior to the meeting. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the meeting to constitute a quorum.
Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m., and seating will begin at 9:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. You may obtain directions to the Fort Worth Club by calling (817) 334-4100.

By Order of the Board of Directors,
Alan Krenek,
Secretary
Fort Worth, Texas
April 9, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to Be Held on May 21, 2018: This notice, the proxy statement for the 2018 Annual Meeting of the Stockholders, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2017 are available at https://materials.proxyvote.com.

PLEASE VOTE BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS DESCRIBED IN THE ACCOMPANYING PROXY CARD OR, IF THE ATTACHED PROXY STATEMENT AND A PROXY CARD WERE MAILED TO YOU, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

ii

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 21, 2018
GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") in connection with the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of Basic Energy Services, Inc., a Delaware corporation (the “Company” or “Basic”), to be held at the Fort Worth Club, located at 306 W 7th Street, Fort Worth, Texas 76102, on Monday, May 21, 2018, at 10:00 a.m. local time. Stockholders of record at the close of business on March 22, 2018 are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof.
When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted on the proxy. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address provided below or by attending the meeting in person and so notifying the inspector of elections.
Management does not intend to present any business for a vote at the 2018 Annual Meeting other than (i) the election of directors, (ii) the approval, on a non-binding advisory basis, of our named executive officer compensation, and (iii) the ratification of KPMG LLP as the Company’s independent auditor for fiscal year 2018. Unless stockholders specify otherwise in voting instructions to their broker, their shares (i) will not be voted in (a) the election of the director nominees listed in this proxy statement or (b) the advisory approval of our named executive officer compensation, and (ii) will be voted FOR the ratification of KPMG LLP as the Company’s independent auditor. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment.
The complete mailing address of the Company’s executive offices is 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102. A notice of the 2018 Annual Meeting, proxy statement and proxy card were made available on or about April 9, 2018, and if you are receiving this by mail, a proxy statement, proxy card, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are enclosed.

VOTING PROCEDURES
A majority of the outstanding shares of our common stock present in person or represented by proxy at the 2018 Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining whether a quorum is present at the 2018 Annual Meeting. Broadridge Financial Solutions, Inc. will tabulate all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The Company will appoint an inspector of elections at the meeting.
The affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of each nominee for director. The affirmative vote of holders of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for (i) the approval, on a non-binding advisory basis, of our named executive officer compensation, (ii) ratification of KPMG LLP as the Company’s independent auditor and (iii) any other matters presented for a vote of stockholders.
Abstentions will not count as votes cast for the election of directors or for any other proposal. As a result, abstentions will have no effect on Proposal 1 and will have the same practical effect as votes against Proposal 2 and Proposal 3. Brokers do not have discretionary voting authority with respect to the election of directors. Accordingly, broker non-votes will not have any effect on Proposal 1or Proposal 2. Because brokers generally have discretionary authority to vote on the ratification of our independent auditor, broker non-votes represented by submitted proxies will be taken into account in determining the outcome of Proposal 3.
Stockholders who submit proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies submitted by other stockholders.

VOTING SECURITIES
On March 22, 2018, the record date, there were outstanding 26,422,302 shares of our common stock held of record by approximately 124 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of our common stock held on the record date. Stockholders do not have cumulative voting rights.

PROPOSAL 1:
ELECTION OF DIRECTORS
Board of Directors. The Company’s Second Amended and Restated Bylaws (the "Bylaws") provide for the directors to serve in three classes having staggered terms of three years each. Two Class II directors will be elected at the 2018 Annual Meeting to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2021. Pursuant to Delaware law, in the event of a vacancy on the Board, a majority of the remaining directors will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, removal, disqualification or other cause created the vacancy and thereafter until the election of a successor director.
Recommendation; Proxies. The Board of Directors recommends a vote FOR each of the nominees named below. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although the Board of Directors does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.
Nominees. The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

Name	Principal Occupation	Age	Director Since	Class
Timothy H. Day
Mr. Day is currently a private investor and director of several private companies. Prior to this, Mr. Day joined First Reserve in 2000 as a Vice President, served as Managing Director since 2007 and Co-Head of Buyout since 2012 until December 2015. Prior to joining First Reserve, Mr. Day was with SCF Partners, a private equity investment group specializing in the energy industry, as an Associate from 1995 to 1997 and as a Vice President from 1998 to 2000. Prior to that, he was an analyst with CS First Boston from 1993 to 1995, and prior to that he was an analyst with Salomon Brothers from 1992 to 1993. Mr. Day currently serves as a director on the board of Diamond S Shipping, TNT Crane & Rigging and TPC Group. Mr. Day previously served as a Director of PBF Energy Inc. He holds an M.B.A. degree from Harvard Business School and a B.B.A. degree from the University of Texas.
		47	2016	II
John Jackson
Mr. Jackson has served as Chief Executive Officer of Spartan Energy Partners since March 2010. Prior to that, from January 2008 through October 2009, Mr. Jackson was the Chairman and CEO of Price Gregory Services, Inc., a leading energy infrastructure services provider specializing in pipeline construction. Prior to Price Gregory, from October 2004 to August 2007, Mr. Jackson served as President and Chief Executive Officer of Hanover Compressor, and from January 2002 to September 2004 as Hanover’s Chief Financial Officer. Prior to that, Mr. Jackson held several positions at Duke Energy Field Services, including Chief Financial Officer, and he also held various positions at Union Pacific Resources. Mr. Jackson currently sits on the board of directors of Seitel, Inc., Main Street Capital Corp. and Cone Midstream, in addition to his role with non-profits boards. He has previously served on the board of directors of Select Energy Services (2012 to 2015), RSH Energy (2013 to 2014), Encore Energy Partners (2009 to 2011) and Exterran Holdings, Inc. (2007 to 2009). John earned a B.B.A. in Accounting from Baylor University.
		59	2016	II

Other Directors. The following table sets forth certain information for the Class III and Class I directors, whose terms will expire at the Annual Meetings of Stockholders in 2019 and 2020, respectively.

James D. Kern
Mr. Kern has served as Managing Partner of Majestic Ventures 1 LLC, a consulting and investment partnership focused on early stage growth companies since May 2014. In addition, Mr. Kern has served on the board of directors of PlaySight Interactive Ltd., a designer of consumer sports analytics systems, since May 2014 and currently serves as a director on the board of THL Credit, Inc. and Boart Longyear. From 2010 to mid-2014, Mr. Kern was a Managing Director at Nomura Securities, serving as Head of Global Finance FIG and Specialty Finance Investment Banking for the Americas. He previously served as a Managing Director at J.P. Morgan Securities within the FIG practice focused on Asset Management and Specialty Finance clients and, from 1994-2008, was a Senior Managing Director at Bear Stearns where he held several positions including Head of Strategic Finance-FIG, Head of Corporate Derivatives and was a founding member of the firm’s Structured Equity Products group. Mr. Kern has a B.S. from the Marshall School of Business at the University of Southern California.
	50	2016	III
Samuel E. Langford
Since January 2015, Mr. Langford has performed services as a consultant regarding upstream energy investments, strategies and management. Previously, Mr. Langford was employed by Newfield Exploration Co. as Senior Corporate Advisor-Corporate Office from March 2012 until December 2012, General Manager, Mid-Continent Business Unit from April 2011 until February 2012, and Vice President, Corporate Development from February 2009 until March 2011. Mr. Langford was retired from January 2013 until December 2014. In addition to Newfield, Mr. Langford has worked with Cockrell Oil & Gas, British Gas Exploration America, Tenneco Oil Company, Tenneco Inc and Exxon USA in various technical and managerial positions. Mr. Langford currently serves on the board of Chaparral Energy, Inc. Mr. Langford holds a B.S. degree in Mechanical Engineering from Auburn University.
	60	2016	III
T. M. "Roe" Patterson
Mr. Patterson has 23 years of related industry experience. He was named our President and Chief Executive Officer and appointed as a Director in September 2013. From 2006 to September 2013, Mr. Patterson worked for Basic in positions of increasing responsibility: as our Senior Vice President and Chief Operating Officer from April 2011 until September 2013, as a Senior Vice President from September 2008 until April 2011 and as a Vice President from February 2006 until September 2008. Prior to joining Basic, he was President of TMP Companies, Inc. from 2000 to 2006. He was a Contracts/Sales Manager at Patterson Drilling Company from 1996 to 2000. From 1995 to 1996, he was employed as an Engine Sales Manager at West Texas Caterpillar. Mr. Patterson graduated with a B.S. degree in Biology from Texas Tech University.
	43	2013	I

Julio M. Quintana
Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation (NASDAQ: TESO), from 2005 until his retirement in January 2015 and was a member of the Tesco board from September 2004 to May 2015. Prior to the appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer at Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for Schlumberger Corporation as Vice President of Integrated Project Management and Vice President of Marketing for The Americas from November 1999 to September 2004. Prior to Schlumberger, Mr. Quintana worked from June 1980 to November 1999 for Unocal Corporation, an integrated E&P company. Mr. Quintana held various operational and managerial roles in production, drilling and asset management. His last roles at Unocal were Asset Manager for the Mid Continent Region and Asset Manager for Deepwater Gulf of Mexico. Mr. Quintana brings 36 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, broad human resources management skills and experience. Mr. Quintana has a degree in Mechanical Engineering from The University of Southern California. He is member of the board of Directors of SM Energy (NYSE:SM) since July 2006 and a member of the board of Newmont Mining (NYSE:NEM) since October 2015.
	58	2016	I
Anthony J. DiNello

Mr. DiNello joined Silver Point Capital, L.P. in January 2006, where he currently serves as a Senior Investment Analyst. Prior to joining Silver Point, Mr. DiNello worked in the Global Industrials & Services Group of Credit Suisse First Boston from July 2003 to December 2005. Mr. DiNello currently serves as a director of Healthsmart Holdings, Inc., Granite Broadcasting LLC., and 2-10 HBW, Inc., is a member of the Supervisory Board of Novasep Holdings, S.A.S., and previously served on the board of Standard Register, Inc. Mr. DiNello received a Bachelor’s Degree in Business Administration from the University of Michigan Business School, with emphases in finance and accounting. Mr. DiNello has knowledge and expertise in a number of areas, and has extensive experience in the financial and credit analysis of numerous portfolio companies of Silver Point Capital, L.P. across a wide range of industries.
	36	2017	I

Director Experience, Qualifications, Attributes and Skills. The relevant experience, qualification, attributes and skills of our directors include: for Mr. Day, financial expertise and experience in the energy industry; for Mr. DiNello, corporate finance, mergers and acquisitions, capital markets activities and oil and gas drilling; for Mr. Jackson, chief executive officer in energy industry, finance and accounting; for Mr. Kern, strategic finance, capital markets activities, derivative expertise, audit committee experience; for Mr. Langford, executive and strategic planning, operational management, budget accountability and investment decision making; and for Mr. Quintana, engineering, finance, international, leadership, industry, public policy, technology. Only one of our directors, Mr. Patterson, is an officer of the Company. Mr. Patterson, our President and Chief Executive Officer, has over 23 years of experience in our industry.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board of Directors

Meetings. During fiscal 2017, the Board held 13 meetings of the full Board and 21 meetings of committees. The Nominating and Corporate Governance Committee held 5 meetings; the Compensation Committee held 6 meetings and the Audit Committee held 10 meetings during fiscal 2017. In addition, the Company’s independent auditors and management meet with the Audit Committee Chairman prior to the issuance of earnings press releases, and the other members of the Audit Committee are invited to attend these meetings. While the Company does not have a specific policy about director attendance at annual meetings of stockholders, all directors are expected to attend meetings of the Board (and any committees thereof on which they serve) either in person or telephonically unless exigencies prevent them from attending. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings of committees of the Board on which he served (during the periods that he served). Our non-employee directors meet at regularly scheduled executive sessions presided over by our Chairman. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present. All of our directors other than John Jackson attended our 2017 Annual Meeting of Stockholders.
Compensation. Directors who are our employees do not receive a retainer or fees for service on the Board or any committees. We pay non-employee directors for their service as directors. For 2017, directors who were not employees received an annual fee of $75,000 and our Chairman received an additional $25,000. In addition, the chairman of each committee received the following annual fees: Audit Committee — $15,000; Compensation Committee — $15,000; and Nominating and Corporate Governance Committee — $10,000. In addition, each of our non-employee directors received 4,300 shares of restricted stock with the exception of our Chairman who received 5,200 shares of restricted stock.
We granted each non-employee director $125,000 in targeted restricted stock awards (or $150,000 aggregate for our Chairman) under the Non-Employee Director Incentive Plan, which vested on December 23, 2017 (or the first anniversary of the director hire date). Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for other reasonable expenses related to the performance of their duties as directors.
Independence. Our Board of Directors currently consists of seven members, including five members determined by our Board to be independent — Messrs. Day, Quintana, Jackson, Kern and Langford.
The Board has determined that Messrs. Day, Quintana, Jackson, Kern and Langford are independent as that term is defined by rules of the New York Stock Exchange (the “NYSE”) and, in the case of the Audit Committee, rules of the Securities and Exchange Commission (“SEC”). In the case of the Compensation Committee, Mr. Day, Mr. Quintana and Mr. Jackson were determined to be independent for purposes of Rule 16b-3 and Section 162(m) of the Internal Revenue Code for 2017. In determining that each of these directors is independent, the Board considered the role of Mr. Langford as a consultant to Silver Point Capital, L.P. (“Silver Point”), which became a 10% beneficial owner of the Company’s common stock as of the Effective Date (as defined below in Compensation Discussion & Analysis - Executive Summary). Based upon its review, the Board has affirmatively determined that each of these directors is independent and that none of these directors has a material relationship with the Company.
Stockholder and Interested Party Communications with the Board of Directors. Stockholders and interested parties may communicate directly with the Board or a particular director by sending a letter to the attention of the Board or the particular director(s), as applicable, c/o Secretary, Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102. Stockholder communications must contain a clear notation on the mailing envelope indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Additionally, if the enclosed letter is from an interested party, the mailing envelope must contain a clear notation indicating that it is an “Interested Party-Board Communication” or an “Interested Party-Director Communication,” as applicable. All such letters must identify the author as a stockholder and/or interested party and clearly state whether the intended recipients are all members of the Board, certain specified individual directors or a group of directors, such as the non-management directors. The Secretary shall forward communications to the appropriate directors or the Board as a whole, as applicable, unless he reasonably determines in good faith that such communications relate to an improper or irrelevant topic.

Committees

All of the directors on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are currently independent in compliance with the requirements of the Sarbanes Oxley Act of 2002, the NYSE listing standards and SEC rules and regulations. The following table shows the committees on which each director serves:

Nominating
and Corporate
Director	Audit	Governance	Compensation
Timothy H. Day	X		X
T.M. “Roe” Patterson
Julio M. Quintana		X	X
Samuel E. Langford		X
James D. Kern	X	X
John Jackson	X		X
Anthony J. DiNello

Audit Committee. The responsibilities of the Audit Committee, composed of Messrs. Jackson (Chairman), Day and Kern, include, among others:

•	to appoint, engage and terminate our independent auditors;

•	to approve fees paid to our independent auditors for audit and permissible non-audit services in advance;

•	to evaluate, at least on an annual basis, the qualifications, independence and performance of our independent auditors;

•	to review and discuss with our independent auditors reports provided by the independent auditors to the Audit Committee regarding financial reporting issues;

•	to review and discuss with management and our independent auditors our quarterly and annual financial statements prior to our filing of periodic reports;

•	to establish and maintain procedures for the receipt, retention and treatment of complaints received by us and concerns of employees regarding accounting and auditing matters;

•	to review our procedures for internal auditing and the adequacy of our disclosure controls and procedures and internal control over financial reporting; and

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board has determined that Mr. Jackson is an “audit committee financial expert.” The Board has adopted a written charter for the Audit Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

Nominating and Corporate Governance Committee. The responsibilities of the Nominating and Corporate Governance Committee, composed of Messrs. Quintana (Chairman), Kern and Langford, include, among others:

•	to identify, recruit and evaluate candidates for membership on the Board and to develop processes for identifying and evaluating such candidates;

•
to annually present to the Board a list of nominees recommended for election to the Board at the annual meeting of stockholders, and to present to the Board, as necessary, nominees to fill any vacancies that may occur on the Board;

•	to adopt a policy regarding the consideration of any director candidates recommended by our stockholders and the procedures to be followed by such stockholders in making such recommendations;

•	to adopt a process for our stockholders to send communications to the Board;

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board;

•	to oversee our policies and procedures regarding compliance with applicable laws and regulations relating to the honest and ethical conduct of our directors, officers and employees;

•	to have the sole responsibility for granting any waivers under our Code of Ethics and Corporate Governance Guidelines; and

•	to evaluate annually, based on input from the entire Board, the performance of the CEO and report the results of such evaluation to the Compensation Committee of the Board.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

The Nominating and Corporate Governance Committee has not established any minimum qualifications for non-employee director candidates that it recommends for nomination.

The Nominating and Corporate Governance Committee has established procedures for identifying and evaluating director nominees. Among the many factors considered in identifying and evaluating nominees, the Nominating and Corporate Governance Committee first considers the Board’s needs. Candidates will first be interviewed by the Nominating and Corporate Governance Committee. If approved by the Nominating and Corporate Governance Committee, candidates will then be interviewed by additional members of the Board. The full Board, with such interested directors recusing themselves as appropriate, will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee. The Chairman of the Board, acting on behalf of the other members of the Board, will extend the formal invitation to an approved candidate to stand for election to the Board.
While the Nominating and Corporate Governance Committee may consider diversity among other factors when considering director nominees, it does not have any specific policy with regard to diversity in identifying director nominees. In practice, however, the Nominating and Corporate Governance Committee has historically considered diversity as a significant factor.
Stockholders may nominate director candidates in accordance with the Company’s Bylaws. Such nominations must be made in writing to the Company’s Secretary at the Company’s principal executive offices. The recommendation must set forth certain information about both the nominee and the nominating stockholder(s). The foregoing is a summary, and the specific requirements and procedures of the Bylaws, including timing of proposals, control.
The stockholder’s notice must set forth as to each nominee all information relating to the nominee that may be required under United States securities laws to be disclosed in solicitations of proxies for the election of directors, including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to (i) the stockholder giving notice and (ii) if any, (A) the beneficial owner on whose behalf the nomination is made, (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A), and (C) each other person with whom any of the foregoing persons either is acting in concert with respect to the Company or has any agreement, arrangement or understanding (whether written or oral) for purpose of acquiring, holding, voting (except pursuant to a revocable proxy given in certain specified circumstances) or disposing of any capital stock of the Company or to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each person in clauses (A), (B) and (C) is referred to as a “Stockholder Associated Person”): (1) a description of each agreement, arrangement or understanding with any Stockholder Associated Person; (2) the name and record address, as they appear on the Company’s books, of the stockholder proposing such business, such stockholder’s principal occupation and the name and address of any Stockholder Associated Person; (3) the class or series and number of equity and other securities of the Company which are, directly or indirectly, held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, the dates on which such stockholder or any Stockholder Associated Person acquired such shares and documentary evidence of such record or beneficial ownership; (4) a list of all Derivative Interests (as defined in the Bylaws) held of record or beneficially owned by the stockholder or any Stockholder Associated

Person; (5) the name of each person with whom the stockholder or any Stockholder Associated Person has a Voting Agreement (as defined in the Bylaws); (6) details of all other material interests of each stockholder or any Stockholder Associated Person in the proposal of the nominee or any security of the Company (collectively, “Other Interests”); (7) a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents relating to each such Derivative Interest, Voting Agreement or Other Interest; and (8) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Company or any Derivative Interests, Voting Agreements or Other Interests within the six-month period prior to the date of the notice.
To be timely, a stockholder’s notice given in the context of an annual meeting of stockholders shall be delivered to or mailed and received at the principal executive office of the Company not less than 90 days nor more than 120 days in advance of the first anniversary of the date of the Company’s previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date of the previous year’s annual meeting, the notice must be received by the Company not less than 90 days nor more than 120 days prior to such annual meeting date or, if the first public announcement of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made by the Company.
If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedures are not followed, then the Board may determine that the stockholder’s nomination should not be brought before the meeting and that the nominee is ineligible for election as a director of the Company. The Nominating and Corporate Governance Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.
Compensation Committee. The responsibilities of the Compensation Committee, composed of Messrs. Day (Chairman), Jackson and Quintana, include, among others:

•
to evaluate and develop the compensation policies applicable to our executive officers and make recommendations to the Board or approve with respect to the compensation to be paid to our executive officers;

•	to review, approve and evaluate on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer and our named executive officers;

•	to determine and approve our Chief Executive Officer’s compensation, including salary, bonus, incentive and equity compensation;

•	to review and make recommendations regarding the compensation paid to non-employee directors;

•	to review and make recommendations to the Board with respect to our incentive compensation plans and to assist the Board with the administration of such plans; and

•	to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which present a flexible framework within which the Board, supported by its committees, directs the affairs of the Company. The Board of Directors has also adopted a Code of Ethics that applies to the Company’s directors and executive officers, including its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Corporate Governance Guidelines and Code of Ethics are available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basicenergyservices.com).

If the Company amends or waives the Code of Ethics with respect to the principal executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at this location on its website.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers. Officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. As of March 22, 2018, the respective ages and positions of our executive officers are as follows:

Name	Age	Position
T. M. “Roe” Patterson (1)	43	President, Chief Executive Officer and Director
Alan Krenek	62	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
James F. Newman	54	Senior Vice President — Region Operations
William T. Dame	57	Vice President — Pumping Services
Douglas B. Rogers	54	Vice President — Marketing
Eric Lannen	52	Vice President — Human Resources
Lanny T. Poldrack	50	Vice President — Central Region and Tubular Division
John Cody Bissett	43	Vice President, Controller and Chief Accounting Officer
Brett J. Taylor	45	Vice President — Equipment, Quality Health, Safety and Environment

(1)	For biographical information on Mr. Patterson see “Election of Directors — Other Directors” beginning on page 4.
Alan Krenek (Senior Vice President, Chief Financial Officer, Treasurer and Secretary) has 30 years of related industry experience. He has been our Vice President, Chief Financial Officer and Treasurer since January 2005. He became Senior Vice President and Secretary in May 2006. Prior to joining Basic, he held various financial management positions at Landmark Graphics Corp., Noble Corporation and Pool Energy Services Company. Mr. Krenek graduated with a B.B.A. degree in Accounting from Texas A&M University and is a Certified Public Accountant.

James F. Newman (Senior Vice President - Regional Operations) has 33 years of related industry experience and has been our Senior Vice President - Region Operations since November 2013. He previously served as our Group Vice President - Permian Business Unit from April 2011 until September 2013 and has been a Group Vice President since September 2008. Prior to joining Basic, he co-founded Triple N Services in 1986 and served as its President through May 2008. He initially served Basic as an Area Manager in the plugging and abandonment operations. Mr. Newman is a registered Professional Engineer and is active in the Society of Petroleum Engineers. Mr. Newman graduated with a B.S. in Petroleum Engineering from Colorado School of Mines.
William T. Dame (Vice President - Pumping Services) has 37 years of related industry experience. Mr. Dame joined Basic in 2003 and has served as our Vice President - Pumping Services since 2006. He previously served as our Vice President - PPW and RAFT Divisions from 2005 to 2006 and as a regional vice president from 2004 through 2005. Mr. Dame began his career in 1981 with Halliburton. From 1987 to 1997, he served as a vice president of Fleet Cementers, Inc., and from 1997 to 2003, he worked in various operational management positions at Plains Energy, Precision Drilling and New Force Energy Services. Mr. Dame attended Tarleton State University.
Douglas B. Rogers (Vice President - Marketing) has 35 years of related industry experience. He joined Basic in 2007 and serves as Vice President - Marketing after serving as Vice President-Contracts for the Drilling Division. Mr. Rogers was Vice President - Rocky Mountain Division for Patterson - UTI Drilling Company from March 2003 to June 2007. He also served as Western Division Sales Manager for Ambar Lonestar Fluid Services, a division of Patterson - UTI Drilling Company, from 1998 to 2003. He began his career in 1983 with Permian Servicing Company, where he managed well servicing operations. He continued in that capacity through Permian Servicing Company’s mergers with Xpert Well Service and Pride Petroleum Service until joining Zia Drill/Nova Mud in March 1997. Mr. Rogers graduated with a B.A. degree from Eastern New Mexico University.

Eric Lannen (Vice President - Human Resources) has been a Vice President since August 2015.  Eric Lannen has more than 26 years of Human Resources experience in the oil & gas, engineering & construction, defense & government services and the technology industries, as well as more than 16 years of experience in HR leadership roles. Prior to joining Basic, Mr. Lannen served as Senior Vice President, Human Resources for Dyncorp International and Vice President of Human Resources at McDermott International. Mr. Lannen’s prior experience includes: talent acquisition leader for IBM growth markets across five continents; leading Human Resources for the Government Services Division of Kellogg Brown & Root (KBR); and several HR positions at Halliburton Company. Mr. Lannen graduated from Texas A&M University with a Bachelor of Science degree.
Lanny T. Poldrack (Vice President - Central Region and Tubular Division) has 31 years of related industry experience and has served as our Vice President - Central Region and Tubular Division since October 2015. He previously served as our Vice President - Safety and Operations Support since April 2011. From April 2009 to April 2011, he served as a Corporate Marketing Representative based in Houston, Texas. Prior to joining Basic, he spent 13 years at Cudd Energy Services where he held various technical sales and sales management positions for both well intervention and live well service divisions, the last 4 years of which he served as Business Development Manager for Cudd Well Control for both domestic and international operations in U.S., Canadian, Latin America, European, Middle Eastern and South East Asian markets. He began his oilfield career in West Texas as a technical field representative for Weatherford International, specializing in fishing and rental tools and hydraulic BOP systems. Mr. Poldrack graduated with an applied science degree from Odessa Junior College.
John Cody Bissett (Vice President, Controller and Chief Accounting Officer) has 19 years of related industry experience. He was appointed Basic’s Vice President, Controller and Chief Accounting Officer in March 2012. Mr. Bissett previously served as Basic’s Corporate Controller from July 2008 to March 2012 and as the Director of Financial Reporting from December 2007 to July 2008. Prior to joining Basic, Mr. Bissett was the Controller of Cap Rock Energy from November 2006 through December 2007, and previously held various roles in the accounting and finance function of Sirius Computer Solutions and the audit practice of KPMG LLP. Mr. Bissett graduated with an M.B.A. and a B.B.A. in Accounting from Angelo State University and is a Certified Public Accountant.
Brett J. Taylor (Vice President - Equipment, Quality Health, Safety and Environment) has 25 years of related industry experience. He has been our Vice President of Manufacturing and Equipment since June 2013. Prior to joining Basic, he was President of Taylor Industries, LLC in Tulsa, Oklahoma from 2010 to 2013. From 2009 to 2010, he served as Executive Vice President of Sales and Marketing at Serva Group Manufacturing.  Before that, Mr. Taylor held positions of increasing responsibilities at Taylor Industries over an 11-year span. His tenure at Taylor included the role of Consultant, President of Sales from 2008 to 2009, President of Taylor from 2003 to 2008, General Manager & Vice President of Business Development from 2001 to 2003, and Sales and Marketing Manager from 1997 to 1999. Mr. Taylor graduated with a Bachelor of Business Administration Degree from the University of Oklahoma.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of March 22, 2018, by (1) all persons who beneficially own more than 5% of the outstanding voting securities of the Company, to the knowledge of the Company’s management, (2) each current director, (3) each named executive officer listed in the Summary Compensation Table and (4) all current directors and executive officers as a group.
0

	Amount and Nature	Percent of
	of Beneficial	Shares
Name	Ownership	Outstanding

Ascribe Capital LLC (1)	3,627,936	13.7%
Silver Point Capital, L.P. (2)	3,268,151	12.4%
CVI Opportunities Fund I, LLLP (3)	2,014,849	7.6%
Key Group Holdings (Cayman) Ltd. (4)	1,982,294	7.5%
Blackrock, Inc. (5)	1,309,776	5.0%
T.M. “Roe” Patterson (6)	204,941	*
James F. Newman (7)	70,270	*
Alan Krenek (8)	68,361	*
William T. Dame (9)	34,691	*
Timothy H. Day	32,200	*
Brett Taylor (10)	22,398	*
Samuel E. Langford	6,300	*
Julio M. Quintana	4,300	*
John Jackson	4,300	*
James D. Kern	4,300	*
Anthony J. DiNello (11)	4,300	*
Directors and Executive Officers as a Group (15 persons)	516,528	*

*	Less than one percent.

(1)
Based solely on information provided on Form 4 filed by Ascribe Capital LLC ("Ascribe Capital") with the SEC on January 11, 2018. Ascribe Capital reported shared voting power as to 3,627,936 shares and shared dispositive power as to all 3,627,936 shares. Ascribe Capital’s principal business address is 299 Park Avenue, New York, NY 10171.

(2)
Based solely on information provided on Schedule 13D filed by Silver Point Capital, L.P. ("Silver Point") with the SEC on February 7, 2018. Silver Point reported shared voting power as to 3,268,151 shares and shared dispositive power as to all 3,268,151 shares. Silver Point’s principal business address is Two Greenwich Plaza, Greenwich, CT 06830.

(3)
Based solely on information provided on Schedule 13G filed by CVI Opportunities Fund I, LLLP ("CVI") with the SEC on December 31, 2017. CVI reported shared voting power as to 2,014,849 shares and shared dispositive power as to all 2,014,849 shares. CVI’s principal business address is One Commerce Center, 1201 N. Orange Street, Wilmington, DE 19801. Susquehanna Advisors Group, Inc., which serves as the investment manager to CVI, may be deemed to be the beneficial owner of all shares owned by CVI.

(4)
Based solely on information provided on Schedule 13G filed by Key Group Holdings Ltd. ("Key") with the SEC on December 31, 2017. Key reported shared voting power as to 1,982,294 shares and shared dispositive power as to all 1,982,294 shares. Key’s principal business address is 3C Caves Point, West Bay Street, Nassau, Bahamas.

(5)
Based solely on information provided on Schedule 13G filed by Blackrock, Inc. ("Blackrock") with the SEC on December 31, 2017. Blackrock reported shared voting power as to 1,309,776 shares and shared dispositive power as to all 1,309,776 shares. Blackrock’s principal business address is 55 East 52nd Street, New York, NY 10055.

(6)
Includes 20,807 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 295,535 shares of issuable upon vesting RSUs and 133,824 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years, respectively.

(7)
Includes 6,313 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 104,997 shares of issuable upon vesting RSUs and 47,484 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years, respectively.

(8)
Includes 6,638 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 104,997 shares of issuable upon vesting RSUs and 47,484 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years, respectively. Includes 49,852 shares owned subject to bank pledges.

(9)
Includes 4,461 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 59,773 shares of issuable upon vesting RSUs and 25,900 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years, respectively.

(10)
Includes 2,344 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 38,640 shares of issuable upon vesting RSUs and 17,268 shares issuable upon exercise of unvested stock options, which are subject to forfeiture and generally vest over the next two and three years, respectively.

(11)	Mr. DiNello disclaims any beneficial ownership relating to shares owned by Silver Point.

(12)

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding options, warrants and rights authorized for issuance under our equity compensation plans as of December 31, 2017:
0

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (4)
Equity compensation plans approved by security holders (1)	1,644,705	$36.55	1,326,156
Equity compensation plans not approved by security holders	—	—	—
Total	1,644,705	$36.55	1,326,156

(1)
Represents shares of common stock issuable under the Basic Energy Services, Inc. Management Incentive Plan, effective as of December 23, 2016 (the "MIP"), and the Basic Energy Services, Inc. Non-Employee Director Incentive Plan, effective as of May 25, 2017 (the "Director Incentive Plan").

(2)
Includes 544,997 shares of common stock that may be issued upon the vesting of stock options and 1,099,708 shares of common stock that may be issued upon vesting of restricted stock units (“RSUs”), each under the MIP

(3)	RSUs do not have an exercise price; accordingly, RSUs are excluded from the weighted average exercise price of outstanding awards.

(4)
Represents the number of shares of common stock remaining available for grant under the MIP and Director Incentive Plan as of December 31, 2017. If any common stock underlying an unvested award is cancelled, forfeited or is otherwise terminated without delivery of shares, then such shares will again be available for issuance under the MIP, but not under the Director Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) addresses compensation with respect to our named executive officers (NEOs), including the actions and decisions of the Compensation Committee (the “Compensation Committee”) of our Board of Directors, which oversees our executive compensation program. Our 2017 NEOs are listed below:

Name	Principal Position

T. M. “Roe” Patterson	President and Chief Executive Officer
Alan Krenek	Senior Vice President and Chief Financial Officer, Treasurer and Secretary
James F. Newman	Senior Vice President - Region Operations
William T. Dame	Vice President - Pumping Services
Brett Taylor	Vice President - Equipment, Quality Health, Safety & Environment

Executive Summary
We compete in a cyclical and complex industry where competition for the quality of leadership and executive talent needed to succeed is intense. During 2017, the Compensation Committee remained focused on maintaining an executive compensation program that attracts and retains the senior-level executives we believe can execute on our business strategy, while providing the right balance of incentives to produce financial and strategic results. At the same time, the Company, after successfully fulfilling its restructuring and recapitalization plan and emerging from Chapter 11 bankruptcy protection in December 2016, completed its ongoing transition to normal operations. This made 2017 another unique year in terms of business achievements, as well as compensation outcomes.

2017 Key Business Achievements. Emerging from Chapter 11 bankruptcy protection in December 2016 marked the completion of a restructuring and recapitalization that allowed the Company to move forward with a solid financial foundation. Specifically, under the First Amended Joint Prepackaged Chapter 11 Plan of Basic Energy Services, Inc. and its Affiliated Debtors (as confirmed, the "Prepackaged Plan"), the Company divided among several investors over $800 million of unsecured debt, including accrued interest. It also eliminated over $60 million in annual interest expense and raised $125 million of new capital. Following the emergence, the Company successfully implemented its planned staffing and operational asset levels, as well as created a new, sustainable executive compensation program. With these in place, the Company was well-positioned to navigate and respond to higher oil prices and enhanced customer activities throughout 2017.

Revenues during the 2017 fiscal year increased 58% to $864 million, from $547 million in 2016. This increase was primarily due to an increase in crude oil prices resulting in higher demand for our services from our customers, particularly from our completion and remedial services segment.

2017 Compensation and Shareholder Engagement. Compensation decisions made by the Compensation Committee during 2017 were influenced by a number of factors, including our business results, the contributions made by our NEOs, our compensation governance practices and our overall compensation philosophy. In addition, as part of the Company’s process for emergence from bankruptcy, compensation outcomes were guided by the Company's management incentive plan (“MIP") that was approved in connection with the Prepackaged Plan and Restructuring Support Agreement, dated October 23, 2016 with certain noteholders and bankruptcy court approval on December 23, 2016 (“the Effective Date”).
Shareholder engagement also played a notable role in 2017 compensation decisions. Over the course of the bankruptcy proceedings, we had continuous and extensive dialogue with our shareholders to ensure our outreach was appropriately focused on better understanding their concerns and perspectives on executive compensation. At our 2017 annual meeting, of shareholders, at least 80% of the shareholders that voted on the “say-on-pay” proposal approved our executive compensation program. This measureable improvement over our 2016 results supports the positive feedback we continue to receive from our shareholders on the direction of our program, senior leadership team and performance as we head into the future. Moreover, at least 85% of the shareholders that voted on the frequency the Company should hold "say-on-pay" votes, voted that the Company should hold the advisory vote annually. To this end, the Company is committed to keeping an open dialogue with its shareholders to help ensure that the Board and management have insight on investor perspectives and will continue to take shareholder feedback into consideration and engage shareholders when making compensation-related decisions in future years.
Based on the above, the Compensation Committee made the following decisions for 2017:

•
Base Salaries. After reducing NEOs base salaries in 2015 and continuing these reduced levels through 2016 and the majority of 2017, the Committee elected to restore base salaries to their pre-2015 levels effective as of November16, 2017. See page 22 of this proxy statement for more details.

•
Annual Cash Bonuses. The Committee approved an Annual Cash Bonus program to focus participants on the achievement of mission critical goals to encourage the achievement of robust financial, safety and operational outcomes. Consistent with 2017 performance results, the Compensation Committee approved annual cash bonuses at target for four of the NEOs and just above target for Mr. Taylor. See page 22 of this proxy statement for more details.

•
Long-Term Incentives. In accordance with the Prepackaged Plan and the MIP, the NEOs received an emergence long-term incentive award. No other long-term incentives were granted to the NEOs during or for calendar year 2017. The award was allocated using a combination of time- and performance-based restricted stock units (collectively, “RSUs”), and stock options. These were granted in two separate portions as follows:

◦
Portion One (approximately 50% of the award): On the Effective Date, Basic’s executive officers, including each of the NEOs, received grants of time-based RSUs and stock options. The time-based RSUs vest in three equal installments, with one-third vesting immediately upon the grant date, one-third on the first anniversary of the Effective Date and one-third on the second anniversary of the Effective Date. The time-based stock options vest annually in three equal installments, commencing on the first anniversary of the Effective Date.

◦
Portion Two (approximately 50% of the award): On February 22, 2017, Basic’s executive officers, including each of the NEOs, received grants of performance-based RSUs and performance-based stock options. Performance-based RSUs and performance-based stock options are earned based on Basic’s total shareholder return (“TSR”) relative to the TSR of a peer group of energy services companies measured over the Performance Period (defined as the 2017 calendar year). As stated above, these performance-based RSUs and performance-based stock options were the only long-term incentive grants approved by the Compensation Committee during 2017 - the NEOs did not receive (or earn) any additional long-term incentive awards. In connection with the Prepackaged Plan, outstanding unvested restricted shares granted in 2016 were converted into our predecessor common stock and the performance-based phantom stock awards (“PB Phantom Shares”) were cancelled.

At the conclusion of the year ended 2017, Basic’s TSR ranked 3rd relative to the peer group, resulting in the NEOs earning 100% of their performance-based RSUs and performance-based stock options. See page 24 of this proxy statement for more details.

2017 CEO Pay At-A-Glance. The chart below illustrates the difference between Mr. Patterson’s target compensation opportunity and what he actually received for 2017. The realized compensation includes base salary paid, annual bonus paid and payout of long-term incentive compensation that vested during the year. In particular, it shows that Mr. Patterson’s 2017 base salary remained at its reduced level, which also maintained the amount of his annual cash bonus to a reduced level.

Good Compensation Governance. Our executive compensation program continues to be grounded in the following practices and policies, which promote sound compensation programs and governance and are in the best interests of our shareholders:

What We Do
Heavy emphasis on variable compensation
Total compensation targeted near the median of our peer group
50% of long-term incentives are earned upon TSR performance relative to peers
Stock ownership guidelines
Clawback policy
Independent compensation consultant engaged by the Compensation Committee
Annual risk assessments
Anti-hedging policy
What We Don’t Do
Provide automatic salary increases
Provide any significant perquisites
Pay dividend equivalents prior to vesting of performance awards (and never on unearned portion of awards)
Allow single-trigger acceleration of vesting for equity awards upon a change of control by merger or otherwise
Looking Ahead to 2018
Compensation Mix. In setting total compensation for 2018, the Compensation Committee will rely on the Company’s historical compensation philosophy and decision-making process (as outlined in the following pages of this CD&A). This means that the majority of NEO target Total Direct Compensation (“TDC”), including annual cash bonus and long-term incentives, will be variable. The following charts illustrate the target TDC (base salary, target annual cash bonus and target long-term incentives) of our CEO and our other NEOs for 2018.

Performance Focus. Our annual cash compensation, and in particular the annual cash bonus program, remains integrally linked to achievement of meaningful performance outcomes measured against Company plans and expected strategic achievements. The chosen metrics will, at target, represent improvements toward successful safe and profitable business operations. For 2018, as final metrics and weightings are selected, performance measurement is expected to be increasingly focused on free cash flow and profit levels with less explicit focus on top line revenue growth.
Long-Term Incentives. Our long-term incentives have always been designed to motivate management to assist the Company in achieving a high level of long-term performance and are intended to link a significant portion of executive compensation to long-term stockholder value. Historically, and even through the Chapter 11 process, the Compensation Committee’s goal has been to provide the NEOs with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to its peers, as well as weighted more heavily toward long-term equity awards. Consistent with this approach, for 2018, NEOs will be eligible to receive long-term incentive awards that will be granted using a combination of time-based RSUs (50%) and performance-based RSUs (50%). Time-based RSUs will vest over three years, while performance-based RSUs will be earned and vest relative to the TSR of a peer group of energy services companies measured over a two-year performance period. Actual awards earned at the end of the performance period can range from 0% to 150% of target.

What Guides Our Program
Our Compensation Philosophy & Objectives. Our historic compensation philosophy is driven by the following guiding principles that reinforce the critical connections between business performance, shareholder value creation and senior leadership:

•
Compensation for performance: A substantial portion of our executive’s total compensation is variable and contingent upon the attainment of certain specific and measurable annual- and long-term business performance objectives. Shareholder alignment: Executives are compensated through compensation elements (base salaries, annual- and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

•
Competitiveness: Target compensation is set at a level that is competitive with that being offered to individuals holding similar positions at other oil and gas companies with which we compete for business and talent.

•	Attraction and retention: The executive compensation program enables the Company to retain superior executive talent, as well as attract additional top-tier leadership.

The Principle Elements of Compensation: Total Direct Compensation ("TDC"). Our compensation philosophy is supported by the following principal elements in our executive compensation program:

Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions at the market median. This enables the Company to attract and retain critical executive talent
Quarterly Incentive Bonus Plan*	Cash (Variable)
Ties the compensation of eligible executives in specific areas, regions and divisions directly to the achievement of financial return on assets employed, revenue growth and safety goals within their particular operations

Annual Cash Bonus Plan	Cash (Variable)	Provides motivation toward, and reward the achievement of, annual financial and strategic goals that drive long-term shareholder value
Long-Term Incentives	Equity (Variable)	Provides incentives to execute on longer-term financial/strategic growth goals that drive shareholder value creation and support the Company’s retention strategy
*The CEO, CFO, and Senior Vice President, Region Operations do not participate in this plan. Any bonus amounts awarded under this plan to the other NEOs are deducted from any bonus amounts received under the Annual Cash Bonus Plan.

Our Decision Making Process. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee directors on our Board. The Compensation Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter and elsewhere in this proxy statement.
The Role of the Compensation Committee. The Compensation Committee reviews all compensation and awards to the NEOs. The Compensation Committee on its own, based on input from the Nominating and Corporate Governance Committee, the Chairman of the Board and discussions with other persons and advisors as it deems appropriate, reviews the performance and compensation of the CEO and approves his level of compensation. For the other NEOs, the Compensation Committee receives recommendations from the CEO. These recommendations are generally approved with minor adjustments. The Compensation Committee reviews and approves equity-based awards, generally based on recommendations from the CEO and guidance from the Compensation Committee's independent compensation consultant.
The Role of Management. The CEO does not participate in the Compensation Committee’s determination of his own compensation. However, he makes recommendations to the Compensation Committee for each of the other NEOs. The CEO bases these recommendations on his assessment of each executive’s personal performance, as well as the achievement of the overall Company goals for the fiscal year. The Committee reviews the CEO’s recommendations, makes adjustments as it determines appropriate, and approves compensation at its sole discretion.
The Role of the Independent Consultant. To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Committee. During fiscal year 2017, the Compensation Committee retained Pearl Meyer as its independent executive compensation consultant. The consultant reports directly to the Compensation Committee, which approves the scope of work and associated fees charged.
The Compensation Committee reviews and assesses the independence and performance of its consultant in accordance with applicable SEC and NYSE rules and regulations on an annual basis to confirm that the consultant is independent and meets all applicable statutory and regulatory requirements.
Pearl Meyer did not provide any services to the Company or management other than services requested by or approved by the Compensation Committee, and its services were limited to executive compensation consulting. Specifically, Pearl

Meyer does not provide, directly or indirectly through affiliates, any nonexecutive compensation services, including pension consulting or human resource outsourcing.
The Compensation Committee continues to monitor the independence of Pearl Meyer on a periodic basis.
The Role of Benchmarking. It is the Compensation Committee’s goal to provide the NEOs with a total compensation package that is both competitive and reflective of the performance achieved by the Company compared to the performance achieved by the Company’s peers, the annual financial plan and safety targets. The Compensation Committee has determined a competitive level of compensation for NEO based on information drawn from a variety of sources, including compensation surveys and proxy statements of other companies.
The Compensation Committee strives to set total compensation for each NEO at the median of the total compensation package of officers in similar positions at companies in the peer group, while generally weighting a higher percentage of total compensation toward performance-based compensation. Actual total compensation amounts could be above or below the median, depending on how the Company performs compared to the peers, the annual financial plan and safety targets during the relevant year, through the use of salary, performance-based equity awards and performance-based cash bonus awards.
For 2017, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee selected the companies listed below to be included in our peer group. The Compensation Committee used the Company’s peer group compensation data, as well as a compensation review by Pearl Meyer in establishing 2017 base salaries, the range for potential cash incentive bonuses, and aggregate long-term incentive plan payouts and equity awards.

2017 Compensation Peer Group
Ticker	Peer Company Name	TTM Sales* ($ MM)	Market Cap** ($ MM)
AROC	Archrock Inc.	$780.0	$746.0
CJES	C&J Energy Services, Inc.	$1,391.0	$2,293.0
FET	Forum Energy Technologies, Inc.	$718.0	$1,674.0
HLX	Helix Energy Solutions Group	$546.0	$1,114.0
KEG	Key Energy Services, Inc.	$429.0	$237.0
NR	Newpark Resources	$680.0	$767.0
OIS	Oil States International	$657.0	$1,446.0
PTEN	Patterson-UTI Energy	$1,816.0	$5,118.0
PES	Pioneer Energy Services Corp.	$392.0	$236.0
RES	RPC	$1,595.0	$5,529.0
SPN	Superior Energy Services	$1,731.0	$1,474.0
TISI	Team, Inc.	$1,204.0	$446.0
TTI	TETRA Technologies	$766.0	$495.0
UNT	Unit Corporation	709.0	1,163.0

	25th Percentile	$663.0	$558.0
	50th Percentile	$742.0	$1,139.0
	75th Percentile	$1,344.0	$1,624.0

BAS	Basic Energy Services, Inc.	$784.0	$611.0
	Percentile Rank	62%	27%
* TTM (Trailing Twelve Months) up to September 30, 2017
** Market Cap as of December 31, 2017
Note: The summary size statistics shown above for sales and market capitalization represent mid-year 2017.

The 2017 Executive Program in Detail
Base Salary. The Compensation Committee reviews and approves base salary levels in the first quarter of each year. The following decisions reflect the Compensation Committee's consideration of external market practices, published survey data and other factors including the individual's role and performance and are intended to more closely align compensation with peer and market-competitive levels.
Because the Company made decreases to the executive’s base salary in February 2015, in February 2017, the Compensation Committee, based on discussions with its compensation consultant and management, approved base pay adjustments, effective April 3, 2017, that would incrementally increase the executive’s base pay to one-half (50%) of the base pay decrease. This action was to stay current with incremental increases to the Company’s revenue. Later in the year and effective November 27, 2017, the Compensation Committee approved the other second-half (50%) increase to base pay that fully restored the executive’s base salaries to their 2015 level as summarized in the table below:

NEO	2014 Base Salary	2015 Base Salary	2016 Base Salary	2017 Base Salary	2017 Base Salary
		(effective 2/9/15)	(through 4/2/2017)	(through 11/26/2017)	(effective 11/27/17)
T.M. “Roe” Patterson	$700,000	$630,000	$630,000	$665,000	$700,000
Alan Krenek	$415,000	$381,800	$381,800	$398,400	$415,000
James F. Newman	$415,000	$381,800	$381,800	$398,400	$415,000
William T. Dame	$340,000	$312,800	$290,900	$312,800	$340,000
Brett Taylor	$285,000	$273,600	$262,000	$273,600	$285,000
Annual Cash Bonuses. The NEOs are eligible to participate in an annual incentive compensation plan. Target annual incentive opportunities are expressed as a percentage of base salary. Target and maximum award opportunities were established by the Compensation Committee based on the NEO’s level of responsibilities and ability to impact our overall results, as well as consideration of benchmarking data. Actual payouts can range from 0% to the maximum award opportunity (listed below):

NEO	Target Award Opportunity	Maximum Award Opportunity
	(as a % of Base Salary)	(as a % of Base Salary)
T.M. “Roe” Patterson	90%	180%
Alan Krenek	75%	150%
James F. Newman	75%	150%
William T. Dame	75%	150%
Brett Taylor	50%	100%
The Compensation Committee annually establishes a set of performance metrics, which drive the annual cash bonus awards for the NEOs. These pre-determined performance metrics are chosen to ensure our NEOs are focused on profitable growth and safety, which are both critical in our industry and meaningful to our shareholders. The following table outlines each of the performance metrics and their relative weighting for 2017:

Weighting	Performance Metric
25%	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
20%	Revenue Growth
20%	Average Return on Capital Employed (ROCE) versus target projections
10%	Safety Record (Based on Total Reportable Incident Rates (TRIR))
10%	Preventable Motor Vehicle Accident Rate (PMVAR)
15%	Personal performance based on board discretion
100%	Total

The principal factor taken into account by the Compensation Committee during 2016 in determining the NEO’s annual cash bonus was performance against the financial goals. The following table outlines the threshold, target and maximum performance levels for 2017 set by the Compensation Committee, as well as the actual results for each of the quantitative goals:

Performance Metric	Threshold	Target	Maximum	Actual
EBITDA	$49,462	$61,828	$74,194	$57,996
Revenue Growth	$626,726	$783,408	$940,090	$864,041
ROCE	(9.07)%	(7.56)%	(6.05)%	(8.4)%
TRIR	1.73	1.65	1.57	1.70
PMVA	0.74	0.7	0.67	0.64
Based on these performance outcomes, the following table summarizes NEO annual cash bonus payouts:

	Target Award Opportunity	Final Award	Annual Cash
NEO	(% of Base Salary)	Achievement	Bonus Awarded
T.M. “Roe” Patterson	90%	90%	$630,000
Alan Krenek	75%	75%	$311,250
James F. Newman	75%	75%	$311,250
William T. Dame	75%	75%	$255,000
Brett Taylor	50%	52%	$149,055
Quarterly Incentive Bonuses. All employees, with the exception of the Messrs. Patterson, Krenek and Newman, are eligible to receive cash bonuses under our Quarterly Incentive Bonus Plan. The Quarterly Incentive Bonus Plan is designed to tie compensation directly to the achievement of financial return on assets employed, revenue growth and safety goals. Based on 2017 performance, Messrs. Dame and Taylor received aggregate quarterly bonuses of $81,832 and $19,839, respectively. Any bonus amounts awarded under our Quarterly Incentive Bonus Plan are deducted from any bonus amounts received under the Annual Cash Bonus Plan.
Long Term Incentive Program. On February 22, 2017, in accordance with the noteholders and the MIP, Basic’s executive officers, including each of the NEOs, received grants of performance-based RSUs and performance-based stock options, as summarized in the table below:

NEO	Performance-Based RSUs	Performance-Based Stock Options
T.M. “Roe” Patterson	250,920	100,368
Alan Krenek	89,036	35,614
James F. Newman	89,036	35,614
William T. Dame	48,565	19,426
Brett Taylor	32,377	12,951
How performance-based RSUs and performance-based stock options are earned. These performance-based RSUs and performance-based stock options were earned based on Basic’s total shareholder return (“TSR”) relative to the TSR of a peer group of energy services companies measured over the Performance Period (defined as the 2017 calendar year).
Basic’s ranking in TSR performance was compared to the ranking in TSR performance of the members of the Peer Group (as defined below, and together with Basic, the “Combined Group”). The Combined Group was ranked from best performing to worst performing. Based on Basic’s relative TSR performance, each grantee would earn their Awards as follows:

Ranking	Percentage of Performance-based RSUs Earned	Percentage of Stock Options Earned
1st	100%	100%
2nd	100%	100%
3rd	100%	100%
4th	80%	80%
5th	60%	60%
6th	40%	40%
7th	20%*	20%*
* Or 0% if Basic also has negative EBITDA for the Performance Period.
“Peer Group” means each of the following companies: (1) Key Energy Services, Inc.; (2) Mammoth Energy Services, Inc.; (3) Patterson-UTI Energy, Inc.; (4) Pioneer Energy Services Corp.; (5) Superior Energy Services, Inc.; and (6) Tesco Corporation. These companies were selected to be performance peers due to similarity of business attributes, capital structure and competitive conditions as well as the fact they are competitors within our industry. Furthermore, this group is more focused, in terms of similarity of business operations, than the group of companies used to benchmark compensation. In the event any such company ceases to exist, ceases to file public reports timely with the U.S. Securities and Exchange Commission with respect to the Performance Period or merges or combines with any other entity that, in the determination of the Committee makes such combined company not comparable for use as part of the Peer Group, the Compensation Committee in its sole discretion may continue to include or exclude such company in the Peer Group, but in no event may substitute any other company in its place as part of the Peer Group.
2017 Results. Following the end of the Performance Period, Basic’s TSR Performance ranked third (3rd) among the companies in the Peer Group, as certified by the Compensation Committee on February 8, 2018 based on the following calculation:

Final Rank	NYSE	Peer Company	Stock Price 12/31/16*	Stock Price 12/31/17***	FAV [UNFV]	% Change	% of Award Earned
1	TUSK	Mammoth Energy Services	$15.25	$18.91	3.66	24.0%	100%
2	PTEN	Patterson-UTI Energy Inc.	$26.94	$21.89	(5.05)	(18.7)%	100%
3	BAS	Basic Energy Services, Inc.	$35.18	$23.29	(11.89)	(33.8)%	100%
4	SPN	Superior Energy Services, Inc.	$16.72	$9.34	(7.38)	(44.1)%	80%
5	TESO**	Tesco Corporation	$8.25	$3.88	(4.37)	(52.9)%	60%
6	PES	Pioneer Energy Services Corp.	$6.90	$2.36	(4.54)	(65.8)%	40%
7	KEG	Key Energy Services	$32.64	$10.99	(21.65)	(66.3)%	20%
	TOTAL GROUP					(36.1)%
* Represents the average closing stock price of the last four trading days in 2016.
** On August 14, it was announced that Tesco would be acquired by Nabors. The transaction was finalized on December 15 and Tesco ceased trading.
*** Represents the average closing stock price of the last twenty trading days of 2017, beginning on December 1

How performance-based RSUs and performance-based stock options become vested. Once earned, the performance-based RSU's and performance-based stock options vest in one-third increments following the Compensation Committee’s certification of the performance results (the "Determination Date") beginning no later than 75 days after the conclusion of the Performance Period (the “Determination Date”). One-third of the performance-based RSU's and performance-based stock options will vest on the Determination Date, one-third will vest one year following the Determination Date and the remaining one-third will vest two years following the Determination Date. All unvested performance-based RSU's and performance-based stock options will be forfeited by the grantee (a) if the grantee’s employment with Basic is terminated by Basic for “Cause” before the Awards are vested or (b) if the grantee terminates his employment with Basic before the Awards are vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” of the grantee, as such terms are defined in the award agreement. The grantee will vest in all rights to the performance-based RSU's and performance-based stock options on the earliest of (i) the dates set forth above; (ii) termination by Basic without Cause; (iii) the death or “Disability” of the grantee; (iv) resignation for “Good Reason”; or (v) a Change of Control (as defined in the award agreements).
After the performance-based RSUs vest, the Company will deliver to the grantee the number of shares of the Company’s common stock equal to the aggregate number of performance-based RSUs that vest as of such date. The Company, however, in its sole discretion will have the option to settle the performance-based RSUs in cash, subject to applicable withholding taxes. Each performance-based RSU has dividend equivalent rights, which dividend equivalent rights may be accumulated and deemed reinvested in additional RSUs or may be accumulated in cash, as determined by the Compensation Committee in its discretion.
The exercise price of each of the performance-based stock options issued on February 22, 2017 is $41.93.

Other Practices, Policies and Guidelines
Stock Ownership Guidelines. The Board has adopted stock ownership guidelines that apply to certain executive officers (SEC Section 16 officers) which are referenced in our Stock Ownership Guidelines policy.
Executives are expected to hold Company stock including unvested restricted stock and restricted stock units. Compliance with the Stock Ownership Guidelines by the Officers is reviewed each year by the Compensation Committee of the Board. Executives subject to the Executive Stock Ownership Guidelines have their individual guideline established based on their annual base salary as of the Effective Date or at the time they become subject to the Guidelines (or as of the Effective Date for executives as of such date), and either $36.55 (the volume weighted average of trading prices on the first trading day after the Effective Date) for Executives as of the Effective Date, or for other Executives, the average closing common stock price for the prior 365-day period (or such shorter period not prior to December 27, 2017). Once established, an executive’s guideline generally does not change as a result of changes in his or her annual base salary or fluctuations in the common stock price.
Officers are required to achieve their Stock Ownership Guideline within five years from December 23, 2016 (i.e., the Effective Date) or if later, their hire date. In the event an officer is promoted to a position with a higher stock holding requirement (including from Vice President to Senior Vice President, or from Senior Vice President to CEO), the officer must comply with the increased stock ownership requirements for such new position within five years from the effective date of such promotion. Guidelines are established for each level as follows:

Executive Officer Share Ownership Guidelines

Officer Level	Base Compensation Multiple
CEO	3.00 x Base Annual Salary
Senior Vice President	2.00 x Base Annual Salary
Vice President/ Other Executives	1.00 x Base Annual Salary

The Company does not have specific equity or other security ownership requirements or guidelines for employees other than officers. However, management level employees are encouraged to take an ownership stake in the Company and are specifically compensated with equity compensation.
Clawback Policy. The Compensation Committee adopted Basic's Clawback Policy, which has been acknowledged and agreed to by each of the NEOs and other executive officers, for retroactively adjusting past performance, incentive-based cash compensation in the event of a restatement of prior period financial results due to material noncompliance by the Company with any financial reporting requirement under the securities laws.
Anti-Hedging Policy. Pursuant to our Corporate Governance Guidelines and an anti-hedging policy adopted by our Board, executive officers and directors are specifically prohibited from engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock. In addition, any trading in Company stock by directors and executive officers is subject to the additional restrictions set forth in our Insider Trading Policy.

Retirement and Deferred Compensation Benefits. All of the NEOs participate in or are eligible to participate in the Basic Energy Services 401(k) Plan and Basic Energy Services Executive Deferred Compensation Plan, which are both offered to eligible employees across the Company.
Other Benefits and Perquisites. The NEOs are covered under the same health benefit program we offer to our other employees. The Company provides various forms of insurance coverage and limited perquisites to our NEOs. Perquisites may include vehicle allowances, club memberships and long-term disability insurance. During 2016, those perquisites were provided to NEOs based on individual employment agreements. Each category of perquisites and amounts are set forth in the footnotes to the Summary Compensation Table below under “Executive Compensation Matters.”
Risk Management and Safety. The Compensation Committee also carefully considers the relationship between risk and our overall compensation policies, programs and practices for executive officers and other employees. The Compensation Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. The Compensation Committee has determined that the Company’s compensation plans and policies do not encourage excessive risk-taking.
The Company is also committed to enhancing the safety of its operations. Safety has been, and remains, a key component of annual incentive compensation for our NEOs, executive officers and other employees.
Section 162(m). We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. Due to recent changes in U.S. tax law, as part of the tax reform act, the opportunity to design programs that are fully tax-deductible for our NEOs has effectively been eliminated. Therefore, we believe that tax-deductibility will have less of an impact on our program design in the future.
For federal income taxes, compensation is an expense that is fully tax-deductible for almost all our employees. Our NEOs are treated differently. Their pay above $1.0 million is non tax-deductible. In 2017 and prior years, all compensation paid to NEOs that was considered performance-based compensation was fully tax-deductible. The MIP permits the payment of qualified performance-based compensation. These exceptions are not available beginning in 2018.
We believe that all the compensation we paid to our other NEOs in 2017 was tax-deductible except for the following:
•The value of the time-based RSUs vested in 2017; and
•Certain prerequisites and other benefits
In 2018 and future years, we expect that earnings from performance-based stock options and performance-based RSUs granted prior to 2018 (and certain other arrangements) will continue to be tax-deductible pursuant to the MIP because they are considered grandfathered under the tax reform legislation. However, we are waiting for additional guidance on the tax reform act and these amounts may not be tax-deductible. We expect the other compensation paid to our NEOs above $1.0 million will not be tax-deductible.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report of the Compensation Committee shall not be deemed “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Timothy H. Day, Chairman
John Jackson
Julio Quintana

EXECUTIVE COMPENSATION MATTERS

Summary Compensation Table

The following information relates to compensation paid by the Company for the fiscal years ended 2017, 2016 and 2015 to the Company’s Chief Executive Officer, its Chief Financial Officer, and each of the other three most highly compensated executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
T.M. “Roe” Patterson,	2017	658,269	—	9,115,924	1,641,017	630,000	—	—	12,045,210
President and Chief	2016	630,000	—	9,171,126	2,104,717	1,253,700	—	—	13,159,543
Executive Officer	2015	665,000	—	2,541,622	—	—	—	11,800	3,218,422
Alan Krenek,	2017	395,208	—	3,244,487	582,289	311,250	—	900	4,534,134
Senior Vice President,	2016	381,800	—	3,304,322	746,826	548,838	—	—	4,981,786
Chief Financial Officer, Treasurer and Secretary	2015	401,592	—	689,268	—	—	—	11,800	1,102,660
James F. Newman,	2017	395,208	—	3,244,487	582,289	311,250	—	6,616	4,539,850
Senior Vice President,	2016	381,800	—	3,304,322	746,826	548,838	—	—	4,981,786
Region Operations	2015	401,592	—	689,268	—	—	—	11,800	1,102,660
William T. Dame,	2017	317,890	—	1,764,366	317,615	255,000	—	17,904	2,672,775
Vice President,	2016	290,904	—	1,796,905	407,363	381,812	—	—	2,713,350
Pumping Services	2015	329,015	—	484,030	—	—	—	11,800	866,588
Brett Taylor	2017	271,408	—	1,176,256	211,749	149,055	—	5,405	1,813,873
Vice President,	2016	262,200	—	1,183,379	271,582	243,753	—	—	1,960,914
Equipment, Quality Health, Safety and Environment	2015	275,792	—	116,850	—	—	—	11,659	404,301
______________

(1)	Under the terms of their employment agreements, Messrs. Patterson, Krenek, Newman, Dame and Taylor are entitled to the compensation described under “Employment Agreements” below.

(2)
This column represents the total grant date fair value of RSUs granted to each of the applicable named executive officers. The fair value of performance-based RSUs granted in 2017, $36.33, was calculated in accordance with FASB ASC Topic 718, based on the fair value on the grant date, February 22, 2017. For 2016, the value of time-based RSU was calculated based upon the closing market price of the stock on December 27, 2016, the first day the reorganized Company's common shares began trading. The actual value that an executive officer will realize upon vesting of performance or time-based RSUs will depend upon the market price of the Company’s stock on the vesting date, so there is no assurance that the value realized by an executive officer will be at or near the value of the market price of the Company’s stock on the grant date.

(3)
The aggregate number of performance-based option awards granted to each executive officers at February 22, 2017, is as follows: Mr. Patterson 100,368, Messrs. Krenek and Newman 35,614 each, Mr. Dame 19,426 and Mr. Taylor 12,951. The option awards will vest in three equal installments beginning on February 22, 2017. Each option has an exercise price of $41.93. The fair value of the option awards included in this column represents the value of the award on the grant date, $16.35, which was determined in accordance with FASB ASC Topic 718, and excludes the effect of estimated forfeitures. Refer to the Company's Form 10-K for the period ended December 31, 2017 for further discussion on our grant-date valuation of stock-based compensation.

(4)
Reflects aggregate bonus payments made utilizing metrics under our annual cash bonus incentive compensation plan and division-level Quarterly Incentive Bonus Plan. In 2017, Messrs. Patterson, Krenek and Newman did not participate in the Quarterly Incentive Bonus Plan and received only an annual cash bonus for 2017 performance that was paid in early 2018. None of the named executive officers received any annual cash bonus payments under our annual cash bonus incentive compensation plan for 2016. Mr. Dame and Mr. Taylor participated in the Quarterly Incentive Bonus Plan in 2017 and 2015.

(5)
Includes employer contributions to Executive Deferred Compensation Plan as follows for 2017, 2016, and 2015, respectively: for Mr. Patterson, $0, $0 and $10,600; for Mr. Krenek, $0, $0 and $10,600; for Mr. Newman, $0, $0 and $10,600; for Mr. Dame, $0, $0 and $10,600; and for Mr. Taylor, $0, $0 and $10,459. Includes vehicle allowance for 2017 of $4,505 for Mr. Taylor, $5,716 for Mr. Newman and $17,004 for Mr. Dame. Includes a cell phone allowance for each NEO for $1,200 for 2015 and $900 for 2017, Mr. Patterson did not participate in the cell phone allowance plan in 2017.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each of our named executive officers under our MIP during fiscal 2017.

Grants of Plan-Based Awards — 2017

)

								All Other	All Other
		Estimated Future Payouts			Estimated Future Payouts			Stock	Option
		Under Non-Equity Incentive			Under Equity Incentive			Awards:	Awards:
		Plan Awards			Plan Awards			Number of	Number of	Exercise or
								Shares of	Securities	Base Price	Grant Date
								Stock or	Underlying	of Option	Fair Value
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	of Stock and
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Option Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

T.M. “Roe” Patterson	2/22/17 (1)	—	—	—	—	250,920	250,920	—	—	—	$9,115,924
	2/22/17 (2)	—	—	—	—	100,368	100,368	—	—	$41.93	$1,641,017
Alan Krenek	2/22/17 (1)	—	—	—	—	89,036	89,036	—	—	—	$3,244,487
	2/22/17 (2)	—	—	—	—	35,614	35,614	—	—	$41.93	$582,289
James F. Newman	2/22/17 (1)	—	—	—	—	89,036	89,036	—	—	—	$3,244,487
	2/22/17 (2)	—	—	—	—	35,614	35,614	—	—	$41.93	$582,289
William T. Dame	2/22/17 (1)	—	—	—	—	48,565	48,565	—	—	—	$1,764,366
	2/22/17 (2)	—	—	—	—	19,426	19,426	—	—	$41.93	$317,615
Brett Taylor	2/22/17 (1)	—	—	—	—	32,377	32,377	—	—	—	$1,176,256
	2/22/17 (2)	—	—	—	—	12,951	12,951	—	—	$41.93	$211,749
______________

(1)
Performance-based restricted stock units ("RSUs") were granted by our Board, as recommended by the Compensation Committee, to certain of our employees, including our named executive officers, on February 22, 2017. Performance for the award was measured based on the Company's relative total stock return (TSR) compared to the TSR of a selected peer group of energy services companies. The RSUs began to vest in three equal annual installments on February 8, 2018.

(2)
Performance-based stock option awards were granted by our Board, as recommended by the Compensation Committee, to certain of our employees, including our named executive officers, on February 22, 2017. Performance for the award was measured based on the Company's relative total stock return (TSR) compared to the TSR of a selected peer group of energy services companies. The stock options began to vest in three equal annual installments on February 8, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested RSUs of each of our named executive officers as of December 31, 2017:

Option Awards						Stock Awards
									Equity Incentive
	Number of	Number of	Equity			Number of		Equity Incentive	Plan Awards:
	Securities	Securities	Incentive Plan			Shares		Plan Awards:	Market or Payout
	Underlying	Underlying	Awards: Number of			or Units of	Market Value of	Number of Unearned	Value of Unearned
	Unexercised	Unexercised	Securities Underlying	Option		Stock That	Shares or Units of	Shares, Units or	Shares, Units or
	Options	Options	Unexercised	Exercise	Option	Have Not	Stock That	Other Rights that	Other Rights That
	(#)	(#)	Unearned Options	Price	Expiration	Vested	Have Not Vested	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

T.M. “Roe” Patterson
12/23/2016(1)	—	—	—	—	—	83,640	$1,963,031	—	$—
12/23/2016(2)	33,456	—	66,912	$36.55	12/23/2026	—	—	—	$—
2/22/2017(3)	—	—	—	—	—	—	$—	250,920	$5,889,092
2/22/2017(4)	—	—	100,368	$41.93	2/22/2027	—	—	—	$—
Alan Krenek
12/23/2016(1)	—	—	—	—	—	29,678	$696,543	—	$—
12/23/2016(2)	11,872	—	23,742	$36.55	12/23/2026	—	—	—	$—
2/22/2017(3)	—	—	—	—	—	—	$—	89,036	$2,089,675
2/22/2017(4)	—	—	35,614	$41.93	2/22/2027	—	—	—	$—
James F. Newman
12/23/2016(1)	—	—	—	—	—	29,678	$696,543	—	$—
12/23/2016(2)	11,872	—	23,742	$36.55	12/23/2026	—	—	—	$—
2/22/2017(3)	—	—	—	—	—	—	$—	89,036	$2,089,675
2/22/2017(4)	—	—	35,614	$41.93	2/22/2027	—	—	—	$—
William T. Dame
12/23/2016(1)	—	—	—	—	—	16,188	$379,932	—	$—
12/23/2016(2)	6,476	—	12,950	$36.55	12/23/2026	—	—	—	$—
2/22/2017(3)	—	—	—	—	—	—	$—	48,565	$1,139,821
2/22/2017(4)	—	—	19,426	$41.93	2/22/2027	—	—	—	$—
Brett Taylor
12/23/2016(1)	—	—	—	—	—	10,792	$253,288	—	$—
12/23/2016(2)	4,317	—	8,634	$36.55	12/23/2026	—	—	—	$—
2/22/2017(3)	—	—	—	—	—	—	$—	32,377	$759,888
2/22/2017(4)	—	—	12,951	$41.93	2/22/2027	—	—	—	$—
(1)    One third of the RSUs vested on December 23, 2016 and another one third of the RSUs vested on December 23, 2017. The remainder will vest on December 23, 2018.
(2)    One third of the options vested on December 23, 2017. The remainder will vest in two equal annual installments on December 23, 2018 and 2019.
(3) Performance-based RSUs were granted by our Board, as recommended by the Compensation Committee, to certain of our employees, including our named executive officers, on February 22, 2017. Performance for the award was measured based on the Company's relative total stock return (TSR) compared to the TSR of a selected peer group of energy services companies.
(4) Performance-based stock options were granted by our Board, as recommended by the Compensation Committee, to certain of our employees, including our named executive officers, on February 22, 2017. Performance for the award was measured based on the Company's relative total stock return (TSR) compared to the TSR of a selected peer group of energy services companies.

Option Exercises and Stock Vested

The following table sets forth information concerning exercises of stock options and vesting of RSUs of each of our named executive officers during fiscal 2017:
Option Exercises and Stock Vested — 2017
0

	Option Awards		Stock Awards
	Number of Shares	Value	Number of RSUs	Value
	Acquired on Exercise	Realized on Exercise	Acquired on Vesting	Realized on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

T.M. “Roe” Patterson	—	—	83,640	$2,011,542
Alan Krenek	—	—	29,679	$713,755.9
James F. Newman	—	—	29,679	$713,755.9
William T. Dame	—	—	16,188	$389,321.4
Brett Taylor	—	—	10,792	$259,547.6

Nonqualified Deferred Compensation Plans

The following table sets forth information concerning the nonqualified deferred compensation of our named executive officers during fiscal 2017:

Nonqualified Deferred Compensation — 2017

)

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FY
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)	(e)	(f)(3)

T.M. “Roe” Patterson	$46,079	—	$80,399	—	$709,610
Alan Krenek	—	—	$72,470	—	$502,410
James F. Newman	—	—	$136,933	—	$700,831
William T. Dame	$12,966	—	$67,436	—	$517,592
Brett Taylor	—	—	$44,617	—	$275,661
__________________

(1)	Executive contributions during 2017 are included in the executive’s salary and bonus amounts, as applicable, as reported in the Summary Compensation Table.

(2)	Registrant contributions during 2017 are included in all other compensation in the Summary Compensation Table.

(3)	All amounts were previously reported as compensation in the Summary Compensation Tables for previous years.
Each of our named executive officers is permitted to participate in our Executive Deferred Compensation Plan. An executive officer permitted to participate in this plan may defer a portion of his compensation, up to a maximum of 50% of his annual salary and 100% of his annual cash bonus, into his plan account. We make an annual matching contribution to each participating executive’s plan account, with the Company matching 100% of the first 3% of the executive’s salary that is deferred, and 50% of the next 2% of the executive’s salary that is deferred, up to a plan-year maximum of $10,600. We may also make discretionary contributions into an executive officer’s plan account from time to time as we deem appropriate, however, all Company matching contributions have been suspended since 2015. Subject to certain exceptions, our matching and discretionary contributions vest in one-fourth increments determined by the executive’s years of service, with vesting beginning after two years of service, and full vesting occurring after five years of service. Each executive officer is always fully vested in his own contributions to his plan account. Earnings on an executive officer’s plan account for any given year are dependent upon the investment options chosen by the executive officer for such plan account. Generally, participants under this plan may elect when and how distributions of vested amounts in a plan account will be made, including whether such distributions are in annual installments or a lump sum. However, certain key employees, including our named executive officers, may not receive distributions before a date six months after the date their employment with us is terminated for any reason other than death or disability.

Potential Payments upon Termination or Change in Control
Each of our named executive officers is party to an employment agreement as described above. Pursuant to these agreements, these officers are entitled to certain severance benefits. In addition, the grant agreements relating to our executive officers’ stock option and restricted stock awards provide for accelerated vesting under certain circumstances, including a “double-trigger” requirement in connection with a change in control. The tables below quantify amounts that would have been paid assuming the following events took place on December 31, 2017.

Potential Post-Employment Payments as of December 31, 2017 — T.M. “Roe” Patterson
0

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement (1)	for Cause(2)	Cause	Reason(3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	$—	$2,660,000	$—	$2,660,000	$2,660,000	$—	$3,990,000	$—	$—
Bonus(6)	—	630,000	—	630,000	630,000	—	630,000	630,000	630,000
Long-Term Incentive(7):
Acceleration of Unvested Options	—	3,044,161	—	3,044,161	3,044,161	—	3,044,161	3,044,161	3,044,161
Acceleration of Unvested RSUs	—	7,852,123	—	7,852,123	7,852,123	—	7,852,123	7,852,123	7,852,123
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan	—	—	—	—	—	—	—	—	—
COBRA Continuation	N/A	31,118	N/A	31,118	31,118	N/A	31,118	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	N/A
Total	$—	$14,217,402	$—	$14,217,402	$14,217,402	$—	$15,547,402	$11,526,284	$11,526,284

Potential Post-Employment Payments as of December 31, 2017 — Alan Krenek

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement (1)	for Cause(2)	Cause	Reason(3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	$—	$1,089,375	$—	$1,089,375	$1,089,375	$—	$1,452,500	$—	$—
Bonus(6)	—	311,250	—	311,250	311,250	—	311,250	311,250	311,250
Long-Term Incentive(7):
Acceleration of Unvested Options	—	1,080,159	—	1,080,159	1,080,159	—	1,080,159	1,080,159	1,080,159
Acceleration of Unvested RSUs	—	2,786,218	—	2,786,218	2,786,218	—	2,786,218	2,786,218	2,786,218
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan Contributions to	—	—	—	—	—	—	—	—	—
COBRA Continuation	N/A	20,981	N/A	20,981	20,981	N/A	20,981	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	N/A
Total	$—	$5,287,983	$—	$5,287,983	$5,287,983	$—	$5,651,108	$4,177,627	$4,177,627

0

Potential Post-Employment Payments as of December 31, 2017 — James F. Newman

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement (1)	for Cause(2)	Cause	Reason(3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	$—	$1,089,375	$—	$1,089,375	$1,089,375	$—	$1,452,500	$—	$—
Bonus(6)	—	311,250	—	311,250	311,250	—	311,250	311,250	311,250
Long-Term Incentive(7):
Acceleration of Unvested Options	—	1,080,159	—	1,080,159	1,080,159	—	1,080,159	1,080,159	1,080,159
Acceleration of Unvested RSUs	—	2,786,218	—	2,786,218	2,786,218	—	2,786,218	2,786,218	2,786,218
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan Contributions to	—	—	—	—	—	—	—	—	—
COBRA Continuation	N/A	28,682	N/A	28,682	28,682	N/A	28,682	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	N/A
Total	$—	$5,295,684	$—	$5,295,684	$5,295,684	$—	$5,658,809	$4,177,627	$4,177,627

Potential Post-Employment Payments as of December 31, 2017 — William T. Dame

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement (1)	for Cause(2)	Cause	Reason(3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	$—	$892,500	$—	$892,500	$892,500	$—	$1,190,000	$—	$—
Bonus(6)	—	255,000	—	255,000	255,000	—	255,000	255,000	255,000
Long-Term Incentive(7):
Acceleration of Unvested Options	—	589,177	—	589,177	589,177	—	589,177	589,177	589,177
Acceleration of Unvested RSUs	—	1,519,753	—	1,519,753	1,519,753	—	1,519,753	1,519,753	1,519,753
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan Contributions to	—	—	—	—	—	—	—	—	—
COBRA Continuation	N/A	20,981	N/A	20,981	20,981	N/A	20,981	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	N/A
Total	$—	$3,277,411	$—	$3,277,411	$3,277,411	$—	$3,574,911	$2,363,930	$2,363,930

0

Potential Post-Employment Payments as of December 31, 2017 — Brett Taylor

							CIC with
							Termination
				Termination	Termination	Change in	for Good
				by Company	by Executive	Control	Reason or
	Voluntary		Termination	Except for	for Good	without	Without
	Termination	Retirement(1)	for Cause(2)	Cause	Reason (3)	Termination (4)	Cause (4)	Death	Disability
Compensation
Severance(5)	$—	$320,625	$—	$320,625	$320,625	$—	$427,500	$—	$—
Bonus(6)	—	142,500	—	142,500	142,500	—	142,500	142,500	142,500
Long-Term Incentive(7):
Acceleration of Unvested Options	—	392,804	—	392,804	392,804	—	392,804	392,804	392,804
Acceleration of Unvested RSUs	—	1,013,176	—	1,013,176	1,013,176	—	1,013,176	1,013,176	1,013,176
Benefits and Perquisites(8):
Employer Contributions to Executive Deferred Compensation Plan Contributions to	—	—	—	—	—	—	—	—	—
COBRA Continuation	N/A	31,118	N/A	31,118	31,118	N/A	31,118	—	—
280G Tax Gross-up	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	N/A
Total	$—	$1,900,223	$—	$1,900,223	$1,900,223	$—	$2,007,098	$1,548,480	$1,548,480

(1)
Retirement. “Retirement” is defined for purposes of each of our current executive officer’s employment agreement, as such executive’s voluntary termination of his employment after attaining age 65 (with the exception of Mr. Patterson being age 60) and accruing ten years of service with us. For purposes of the acceleration of unvested stock options,

“Retirement” means the voluntary termination of his employment by an executive officer after he has attained the age of 65.

(2)
Cause. Under each executive officer’s employment agreement, the definition of “Cause” includes, among other things, conviction of the executive officer of a crime involving moral turpitude or a felony, commission by the executive officer of fraud upon, or misappropriation of funds of, the Company, knowing engagement by the executive officer in any activity in direct competition with the Company, and a material breach by the executive officer of such employment agreement. For purposes of the acceleration of unvested stock options, “Cause” has the same meaning as it in the employment agreements. For purposes of the acceleration of unvested RSUs, “Cause” has the same meaning as it has in the employment agreements.

(3)
Good Reason. Under each executive officer’s employment agreement, the definition of “Good Reason” includes, among other things, a reduction in the executive officer’s base salary or bonus opportunity, a relocation of more than fifty miles of the executive officer’s principal office, a substantial and adverse change in the executive officer’s duties, control, authority, status or position, the failure of the Company to continue in effect any pension plan, life insurance plan, health-and-accident plan, retirement plan, disability plan, stock option plan, deferred compensation plan or executive incentive compensation plan under which the executive officer was receiving material benefits, or the Company’s material reduction of the executive officer’s benefits under any such plan, and any material breach by the Company of any other material provision of such employment agreement. Prior to terminating his employment for Good Reason, the executive officer must comply with the notice provisions of his employment agreement. For purposes of the acceleration of unvested stock options, “Good Reason” has the same meaning as it has in the employee agreements. For purposes of the acceleration of unvested RSUs, “Good Reason” has the same meaning as it has in the employment agreements.

(4)
Change in Control. Under each executive officer’s employment agreement, the definition of “Change in Control” (or “CIC”) includes, subject to certain exceptions, (i) acquisition by any individual, entity or group of beneficial ownership of 50% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) approval by the stockholders of the Company of a merger, unless immediately following such merger, substantially all of the holders of the Company’s securities immediately prior to the merger beneficially own more than 50% of the common stock of the corporation resulting from such merger, and (iii) the sale or other disposition of all or substantially all of the assets of the Company. For purposes of the acceleration of unvested stock options, “Change in Control” has the same meaning as it has for purposes of the MIP. For purposes of the acceleration of unvested restricted stock, “Change in Control” has the same meaning as it has for purposes of the executive officer’s employment agreement.

(5)	Severance.
Termination by the Company except for Cause or termination of his own employment for Good Reason or Retirement
Each executive officer would be entitled to a lump sum severance payment equal to a multiple of the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. For Mr. Patterson the multiple is two, for Messrs. Krenek, Newman and Dame the multiple is 1.50, for Mr. Taylor the multiple is .75. During 2017, the annual incentive target bonus for our named executive officers utilized was 90% for Mr. Patterson, 75% for Messrs. Krenek, Newman and Dame and 50% for Mr. Taylor, in each case of their annual salary as of the end of the fiscal year. Based on performance metrics, the Company paid annual cash incentive bonuses for the fiscal year 2017 to each of its named executive officers.
Termination by the Company except for Cause, or termination of his own employment for Good Reason or Retirement, within the six months preceding or the twelve months following a Change in Control
Instead of the payment disclosed in the previous paragraph, each executive officer would be entitled to a lump sum severance payment equal to a multiple of the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. For Mr. Patterson, the multiple is three, for Messrs. Krenek, Newman and Dame the multiple is two, and for Mr. Taylor the multiple is one.

(6)
Bonus. In addition to severance payments, the named executive officers are entitled to a pro rata portion of their estimated bonus upon certain events of termination. The above tables reflect the annual incentive target bonus for the named executive officers for 2017.

(7)	Long-Term Incentive.
Stock Options
In the event of a termination of the executive by the Company for Cause or resignation by the executive without a Good Reason, all unvested stock options will be forfeited immediately, automatically and without consideration upon the termination. In the event of termination by the Company without Cause or resignation for a Good Reason, any portion of the unvested stock options that would have vested had the executive continued his service during the 12 months following the termination will vest on such termination or resignation date. In the event of Death or Disability, all unvested stock options fully vest on such date. In the event of any Change of Control, all unvested options will fully vest.
Restricted Stock Units
In the event of a termination of the executive by the Company for Cause or resignation by the executive without a Good Reason, all unvested RSUs will be forfeited immediately, automatically and without consideration upon the termination. In the event of termination by the Company without Cause or resignation for a Good Reason, any portion of the unvested RSUs that would have vested had the executive continued his service during the 12 months following the termination will vest on such termination or resignation date. In the event of Death or Disability, all unvested RSUs fully vest on such date. In the event of any Change of Control, all unvested RSUs will fully vest.

(8)	Other Benefits and Perquisites.
Employer Contributions to Executive Deferred Compensation Plan
Each executive officer will become fully vested in all unvested matching and discretionary contributions made by the Company into his plan account upon (i) obtaining the age of 65, (ii) his death or disability or (iii) a termination for any reason whatsoever within 24 months following a Change in Control. Otherwise, each executive officer will forfeit any unvested portion of his plan account upon a termination for any reason. Additionally, certain key employees, including the named executive officers, may not receive distributions before a date six months after the date they separate service from the Company for any reason other than death or disability.
COBRA Continuation
In addition to the above cash benefits paid pursuant to each executive officer’s employment agreement, the Company will continue to provide the executive officer and his dependents with health benefits for up to 18 months.
280G Tax Gross-up
The employment agreements for Messrs. Patterson, Krenek, Newman, and Dame provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to any payments as excess “parachute” payments. The tax gross-up terms have been included in the applicable employment agreement for each of these officers since prior to 2008.

Any benefits payable as described above are payable in a cash lump sum not later than 60 calendar days following the termination date. The employment agreements of the named executive officers also contain certain non-competition and non-solicitation provisions. For additional information regarding these employment agreements, see “Executive Compensation Matters — Employment Agreements.”

Employment Agreements

Pursuant to our employment agreement, effective May 2013, with T.M. “Roe” Patterson, our President and Chief Executive Officer, Mr. Patterson’s initial annual base salary was set at $650,000 and is subject to adjustment at least annually. Mr. Patterson is entitled to an annual performance bonus if certain performance criteria are met. In addition, Mr. Patterson is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity compensation plan. If Mr. Patterson’s employment were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to two times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if Mr. Patterson’s employment were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to three times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Mr. Patterson’s employment agreement renews automatically each January 1 for a one-year period unless notice of termination is properly given by us or Mr. Patterson. In the event that Mr. Patterson’s employment agreement is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, Mr. Patterson will be entitled to the same severance benefits described above.
We have also entered into an employment agreement with Alan Krenek, effective December 2006, our Senior Vice President, Chief Financial Officer, Treasurer and Secretary. James F. Newman, our Senior Vice President — Region Operations and William T. Dame, our Vice President — Pumping Services, effective November 2013. Pursuant to their agreements, Messrs. Krenek, Newman and Dame were given initial annual base salaries of $240,000, $400,000 and $295,000 respectively which are subject to adjustment at least annually. Each of Messrs. Krenek, Newman and Dame is also entitled to an annual performance bonus if certain performance criteria are met. In addition, each of Messrs. Krenek, Newman and Dame is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity compensation plan. If the employment of any of these officers were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 1.5 times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if the employment of any of these officers were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to two times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Each of these employment agreements renews automatically each January 1 for a one-year period unless notice of termination is properly given by us or the officer. In the event that any of these employment agreements is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, the officer will be entitled to the same severance benefits described above.
The employment agreements for Messrs. Patterson, Krenek, Newman and Dame also provide for gross up payments to the extent Section 280G of the Internal Revenue Code would apply to such payments as excess “parachute” payments. These provisions have been included in the applicable employment agreements for each of these officers since prior to 2008.
We have also entered into an employment agreement with Brett Taylor, our Vice President - Equipment, Quality Health, Safety & Environment. Pursuant to the agreement with Mr. Taylor, Mr. Taylor’s was entitled to an initial annual base salary of $285,000, which is subject to adjustment at least annually. Mr. Taylor is also entitled to an annual performance bonus if certain performance criteria are met. In addition, Mr. Taylor is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our equity incentive plan. If Mr. Taylor’s employment were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 0.75 times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if Mr. Taylor’s employment were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our company, he would be entitled to a lump sum severance payment equal to 1.0 times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. Mr. Taylor’s employment agreement renews automatically each January 1 for a one-year period unless notice of termination is properly given by us or Mr. Taylor. In the event that within the six months preceding or the twelve months following a change in control of our company, Mr. Taylor’s employment agreement is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, Mr. Taylor will be entitled to the change in control severance benefits described above.
As consideration for our entering into the above employment agreements, each of Messrs. Patterson, Krenek, Newman, Dame and Taylor has agreed in his employment agreement that, for a period of six months following the termination of his employment by us without cause or by him for good reason, and for a period of two years following the termination of his employment for retirement or any other reason, he will not, among other things, engage in any business competitive with ours, render services to any entity that is competitive with us or solicit business from certain of our customers or potential customers. These non-competition restrictions will not apply in the event that such termination is within twelve months of a change in control of our company. Additionally, each officer has agreed not to solicit any of our employees to terminate, reduce or otherwise adversely affect his employment with us for a period of two years following the termination of his employment by us for whatever reason.
Our Compensation Committee reviews and discusses periodically with a compensation consultant the salary and wage levels of our officers and employees, including our named executive officers. In February 2017, our Compensation Committee, based on its discussion with its compensation consultant, did not increase 2017 base salaries from the 2016 salary amounts for each of our executive officers. Base salaries for 2017 were as follows: Mr. Patterson - $630,000; Mr. Krenek - $381,800; Mr. Newman - $381,800; Mr. Dame - $290,904; and Mr. Taylor - $262,000.

CEO Pay Ratio
As of November 15, 2017, Basic employed 4,093 people, all in the United States. Using a consistently applied compensation measure, we determined as of November 15, 2017 the median total annual compensation of all our employees (excluding our CEO), and then identified the “median employee” within that population, whose total annual compensation is estimated to be $68,175.
To identify the median compensated employee, we used total cash compensation, including base salary, actual bonus paid and overtime and allowances as applicable. Salaries were annualized for those full and part-time employees who did not work for the full year. Reasonable estimates of cash compensation were made for those employees who were hired during 2017 using current base salary and target bonus amounts and any overtime or allowances paid during 2017. In determining the annual total compensation of the median employee, we calculated such employee's compensation in accordance with Item 402(c)(2)(x) of the Regulation S-K as required pursuant to SEC executive compensation rules. This calculation is the same calculation used to determine total compensation for purposes of the 2017 Summary Compensation Table with respect to each of the NEOs.
Our CEO’s total 2017 compensation reported in the Summary Compensation Table was $12,045,210. Therefore, our CEO to median employee pay ratio is estimated to be 177:1.
This ratio is significantly influenced by the inclusion of one-time equity awards of performance-based restricted stock units (“Emergence RSUs”) and performance-based stock options (“Emergence Options”) granted to our CEO in 2017 in connection with the Company’s emergence from Chapter 11 in 2016 (collectively, the “Emergence Grants”). The Emergence Grants were intended to retain our CEO upon such emergence from bankruptcy and are not intended to be an ongoing part of our CEO’s compensation. Of the $12,045,210 in total CEO compensation from the Summary Compensation Table, the Emergence RSUs account for $9,115,924, based on their fair value of $36.33, which was calculated in accordance with FASB ASC Topic 718. The Emergence Options comprised $1,641,017 of the total CEO compensation in 2017, based on their fair value of $16.55, which was determined in accordance with FASB ASC Topic 718, and excludes the effect of estimated forfeitures. The actual value that an executive officer will realize upon vesting of performance-based RSUs will depend upon the market price of the Company’s stock on the vesting date, so there is no assurance that the value realized by an executive officer will be at or near the value of the market price of the Company’s stock on the grant date.
The Company believes that a pay ratio calculated excluding the Emergence Grants, but instead including, on a hypothetical basis, an amount of compensation for equity grants based on target equity compensation as described in the Executive Summary of the Compensation Discussion and Analysis of this proxy statement, would be more indicative of Mr. Patterson’s compensation in a normal year. If our CEO had been awarded such target compensation in 2017, which would have been valued at $2,030,000, and had not received the Emergence Grants, his total 2017 compensation would have equaled $3,318,269, resulting in a CEO pay ratio of 49:1.
SEC rules do not specify a single methodology for identification of the median employee, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company's pay ratio as disclosed above. Neither the Compensation Committee nor management of Basic used the pay ratio measure in making compensation decisions.

Director Compensation

The following table sets forth information concerning the 2017 compensation of each of our directors other than T. M. “Roe” Patterson, who is a named executive officer and receives no compensation for serving as a director:

Director Compensation — 2017

	Fees Earned or	Stock	Option	Non-Equity Incentive	Change in Pension Value and	All Other
	Paid in Cash	Awards	Awards	Plan Compensation	Nonqualified Deferred	Compensation	Total
Name	($)	($)	($)	($)	Compensation Earnings	($)	($)
(a)	(b)	(c) (1)	(d)	(e)	(f)	(g)	(h)

Timothy H. Day	$130,110	$146,536	—	—	—	—	$276,646
Julio M. Quintana	$88,997	$121,174	—	—	—	—	$210,171
John Jackson	$97,435	$121,174	—	—	—	—	$218,609
James D. Kern	$79,656	$121,174	—	—	—	—	$200,830
Samuel E. Langford	$79,575	$121,174	—	—	—	—	$200,749
Anthony J. DiNello	$81,781	$121,174	—	—	—	—	$202,955
0

(1)
This column represents the total grant date fair value of restricted stock awards granted to each of the applicable directors. The fair value of restricted stock awards was calculated based upon the closing market price of the Company’s common stock on the grant date.

For additional information regarding fees earned for services as a director in 2017, including annual retainer fees, committee and chairmanship fees, and meeting fees, see “Board of Directors and Committees of the Board — Board of Directors — Compensation.”

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons. During 2017, there were no transactions with related persons that were required to be disclosed in this proxy statement.
Review, Approval or Ratification of Transactions with Related Persons. Pursuant to the charter of the Audit Committee, the Audit Committee is responsible for establishing procedures for the approval of all related party transactions between the Company and any officer or director that would potentially require disclosure. The Board of Directors has adopted a written policy regarding related party transactions that is to be administered by the Audit Committee. The policy applies generally to transactions, arrangements or relationships in which the Company was, is or will be a participant, in which the amount involved exceeds $60,000 and in which any related person had, has or will have a direct or indirect material interest. Related persons include, among others, directors and officers of the Company, beneficial owners of 5% or more of the Company’s voting securities, immediate family members of the foregoing persons, and any entity in which the foregoing persons are employed, are a principal or in which such person has more than a 10% beneficial ownership interest. The Company’s Chief Financial Officer is responsible for submitting related person transactions to the Audit Committee for approval by the committee at regularly scheduled meetings, or, if such approval is not practicable, to the Chairman of the Audit Committee for approval between such meetings. When considering related person transactions, the Audit Committee, or where submitted to the Chairman, the Chairman, will consider all of the relevant facts available, including, but not limited to: the benefits of the transaction to the Company; the impact on a director’s independence in the event the related person is a director; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions available to unrelated third parties or to employees of the Company generally. The Company is not aware of any transaction that was required to be reported in its filings with the SEC where such policies and procedures either did not require review or were not followed.
Compensation Committee Interlocks and Insider Participation

Messrs. Day (Chairman), Jackson and Quintana serve as the members of our Compensation Committee. The Board of Directors has determined that Messrs. Day, Jackson and Quintana are independent directors (as defined by NYSE listing standards). None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.
Leadership Structure of the Company’s Board of Directors
Mr. Day is the Chairman of the Board. The Chairman is not the principal executive officer of the Company. The Board believes that the separation of the Chairman and the Chief Executive Officer functions in this structure is appropriate for oversight purposes on behalf of its investors and given that the Company’s common stock is publicly traded.
Board Role in Risk Oversight of the Company
The Board has delegated certain responsibilities to the Audit Committee under the Company’s Audit Committee charter. These responsibilities include, among others: (i) meeting periodically with management and/or the Company’s Chief Financial Officer and Chief Accounting Officer to review and discuss (A) the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including guidelines and policies with respect to risk management and risk assessment and (B) the effects of regulatory and accounting changes; (ii) reviewing and discussing with the Company’s independent auditor reports that the independent auditors are required to provide to the Audit Committee relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; (iii) discussing periodically with members of management, the Company’s internal auditors and the Company’s independent auditor the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, any changes in internal controls, and any significant deficiencies or material weaknesses in the design or operation of internal controls; and (iv) establishing and maintaining whistleblower procedures for complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. In connection with these risk oversight matters, the Audit Committee also regularly reviews with management safety and litigation matters.
The Board receives regular reports from the Chairman of the Audit Committee regarding its activities and actions, as well as any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the auditors, and the performance of the internal audit function.
The Board does not have any separate risk committees. However, the Compensation Committee, in connection with setting 2017 and 2018 compensation, has considered whether its compensation policies and practices are reasonably likely to cause a material adverse effect on the Company. Risk oversight with respect to other Company matters, to the extent applicable, remains with the Board or the Company’s management.

AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Audit Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met seven times during the year ended December 31, 2017.
The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.
The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in PCAOB AS 1301, “Communication with Audit Committees.”
The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2017, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.
This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act.

John Jackson, Chairman
Timothy H. Day
James D. Kern

Independent Auditor and Fees

KPMG LLP, a registered public accounting firm, audited the Company’s consolidated financial statements for fiscal 2017 and has advised the Company will have a representative available at the 2018 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.
KPMG LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2017 and 2016 annual financial statements, reviews of quarterly financial statements, and review of the Company’s documents filed with the Securities and Exchange Commission (Audit Fees), (ii) assurance and other services reasonably related to the audit or review of the Company’s financial statements (Audit-Related Fees), (iii) services related to tax compliance (Tax Fees) and (iv) all other services provided by KPMG LLP (All Other Fees).

		Tax Fees	Audit Related	All Other
	Audit Fees	Fees (1)	Fees (2)	Fees (3)
Fiscal 2017	$1,225,000	$—	$—	$113,000
Fiscal 2016	$1,270,880	$642,360	$575,000	$20,000
___________

(1)	“Tax Fees” consist of fees paid for reviews performed in connection with Restructuring Tax Services in 2016.

(2)	“Audit Related Fees” consist of fees paid for incremental costs related to bankruptcy in connection with the 2016 audit.

(3)
"All Other Fees" consist of Fees consists of fees related to the adoption of ASC Topic 606 - Revenue from Contracts with Customers and consent related to offerings in 2017, and the registration statement on Form S-8 and related consent in 2016.

Audit Committee Pre-Approved Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies regarding the pre-approval of auditor services. The Audit Committee historically approves at its May meeting all services provided by the independent public accountants. All additional services must be pre-approved on a case-by-case basis. The Audit Committee reviews the actual and budgeted fees for the independent public accountants at its first and fourth meetings. All of the services provided by KPMG LLP during fiscal 2017 were pre-approved by the Audit Committee.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are asking stockholders to approve, on a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in this proxy statement. At our 2017 Annual Meeting of Stockholders, our Board recommended, and a majority of our stockholders approved, the voting on this advisory vote each year. As described above in “Compensation Discussion and Analysis,” the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	attract, reward and retain the highest quality executive officers;

•	recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality;

•	provide motivation toward, and reward the accomplishment of, corporate annual objectives;

•	align executive officers’ compensation to stockholder interests; and

•	align executive officers’ incentives with both the short-term and long-term goals of the Company.

We urge stockholders to read “Compensation Discussion and Analysis” beginning on page 16 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as “Executive Compensation Matters” and the related compensation tables and narrative therein beginning on page 28, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has and will contribute to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the 2018 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Basic Energy Services, Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation Matters sections and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
A majority of the votes cast is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.
The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has selected KPMG LLP as the Company’s independent auditor for fiscal year 2018, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the selection of KPMG as the Company’s independent auditor for the current fiscal year.
The Board of Directors unanimously recommends that you vote FOR this proposal.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.
The Company is soliciting proxies for the 2018 Annual Meeting and will bear the cost of solicitation. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and the Company will reimburse these parties for any out-of-pocket expenses.

PROPOSALS OF STOCKHOLDERS FOR 2019 ANNUAL MEETING

The Company expects that its 2019 Annual Meeting of Stockholders will be held in May 2019 consistent with prior annual meetings. Stockholders of record who intend to submit a proposal at the annual meeting of stockholders in 2019 must provide written notice to the Company in accordance with the Company’s Bylaws. Under the Company’s Bylaws, such notice must be received at the Company’s principal executive offices, addressed to the Secretary of the Company, not earlier than January 21, 2019 nor later than February 20, 2019, which are dates at least 90 days but not more than 120 days in advance of the first anniversary of the date of the Company’s 2019 Annual Meeting.
Stockholders who intend to submit a proposal at the annual meeting of stockholders in 2019 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed in the Company’s Bylaws and Rule l4a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices not earlier than January 21, 2019 nor later than February 20, 2019. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
    Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2017, reports on Form 5 and amendments thereto furnished to the Company with respect to fiscal 2017, and written representations from officers and directors that no Form 5 was required to be filed, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the common stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during fiscal 2017.

ADDITIONAL INFORMATION
We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may submit a written request to Secretary, Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102 or call (817) 334-4100. You may also review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.basicenergyservices.com.
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact our Secretary at the contact information listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.
A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.
The Corporate Governance Guidelines, the Code of Ethics and the charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are also available on the Company’s website at www.basicenergyservices.com, and copies of these documents are available to stockholders, without charge, upon request.

BASIC ENERGY SERVICES, INC.
ATTN: MIKE DYE
801 CHERRY STREET, SUITE 2100
FORT WORTH, TX 76102

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Access "**www.proxyvote.com**" or scan the Quick Response code with your smartphone up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41986-P02695 KEEP THIS PORTION FOR YOUR RECORDS

IF YOU ARE NOT VOTING VIA TELEPHONE OR INTERNET, DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
DETACH AND RETURN THIS PORTION ONLY

BASIC ENERGY SERVICES, INC.

The Board of Directors recommends you vote FOR the following Class II Directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Timothy H. Day
02) John Jackson

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. Ratification of the appointment of KPMG LLP as the Company's independent auditor for fiscal year 2018.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, this proxy will be voted as to all shares of the undersigned FOR the election of each of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.** This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU ARE NOT VOTING VIA TELEPHONE OR INTERNET, DETACH AND RETURN THIS PORTION ONLY

E41987-P02695

BASIC ENERGY SERVICES, INC.
Annual Meeting of Stockholders
May 21, 2018, 10:00 AM
This proxy is solicited by the Board of Directors

The 2018 Annual Meeting of the Stockholders of Basic Energy Services, Inc. (the "Company") will be held on Monday, May 21, 2018 at 10:00 a.m., local time, at the Fort Worth Club, located at 306 W. 7th Street, Fort Worth, Texas 76102. The undersigned, having received the Notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints T.M. "Roe" Patterson and Alan Krenek, or either of them, his/her true and lawful agents and proxies, with power of substitution and re-substitution in each, to represent and vote at the 2018 Annual Meeting scheduled to be held on May 21, 2018, or at any adjournment or postponement thereof, on all matters coming before said meeting, all shares of Common Stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side